UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

(Amendment No.     )

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A. O. Smith Corporation

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March 3, 2017

DEAR FELLOW A. O. SMITH STOCKHOLDER:

I am pleased to invite you to our Annual Meeting of Stockholders, to be held at the A. O. Smith Franklin Plant, 125 Southeast Parkway, Franklin, Tennessee on Thursday, April 13, 2017, at 8:00 a.m., Central Daylight Time. The attached Notice of our 2017 Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business we will address at the meeting. You can also review our 2016 Annual Report, which incorporates our Form 10-K, to learn more about our financial performance.

Your vote is important. We encourage you to sign and return your proxy, vote by telephone or through the Internet as soon as possible so that your shares will be represented and voted at the meeting. Even if you submit a proxy, you can revoke it at any time before the meeting if you choose to attend and vote in person.

Thank you for being a stockholder and for your support of our company. I hope to see you at the Annual Meeting of Stockholders.

Sincerely,

Ajita G. Rajendra

Chairman, President and Chief Executive Officer

March 3, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders of A. O. Smith Corporation will be held at the A. O. Smith Franklin Plant, 125 Southeast Parkway, Franklin, Tennessee on Thursday, April 13, 2017, at 8:00 a.m., Central Daylight Time, for the following purposes:

(1)	To elect our Board of Directors;

(2)	To approve, by advisory vote, the compensation of our named executive officers;

(3)	To recommend, by advisory vote, the frequency of future advisory votes on the compensation of our named executive officers;

(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

(5)	To approve the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan; and

(6)	To consider and act upon such other business as may properly come before the Annual Meeting.

Stockholders of record as of February 21, 2017, are entitled to vote at the Annual Meeting. The list of stockholders entitled to vote at the meeting will be available at our offices at 11270 West Park Place, Milwaukee, Wisconsin, as of April 3, 2017, for examination by stockholders for purposes related to the meeting.

Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote your shares over the Internet, as we describe in the accompanying materials and the Notice of Internet Availability of Proxy Materials. As an alternative, if you received a paper copy of the Proxy Card by mail, you may sign, date and mail the Proxy Card in the envelope provided, or use the toll-free telephone number on the Proxy Card. No postage is necessary if mailed in the United States. Voting over the Internet, via the toll-free number or mailing a Proxy Card will not limit your right to vote in person or to attend the Annual Meeting.

By Order of the Board of Directors,

James F. Stern

Executive Vice President,

General Counsel and Secretary

A. O. Smith Corporation

11270 West Park Place

Milwaukee, WI 53224

PROXY STATEMENT FOR 2017 ANNUAL MEETING

PROXY STATEMENT

2017 ANNUAL MEETING

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of A. O. Smith Corporation in connection with the solicitation by its Board of Directors of proxies for use at the Annual Meeting of Stockholders of our company to be held on April 13, 2017, at 8:00 a.m., Central Daylight Time (CDT), at the A. O. Smith Franklin Plant, 125 Southeast Parkway, Franklin, Tennessee.

Under rules of the Securities and Exchange Commission, or “SEC”, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The company is mailing the Notice of Internet Availability of Proxy Materials on or about March 3, 2017, to each stockholder at the holder’s address of record.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 13, 2017: The Notice of 2017 Annual Meeting of Stockholders, this Proxy Statement and our 2016 Annual Report are also available at www.proxydocs.com/aos.

Record Date

The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on February 21, 2017 (the “Record Date”). As of the Record Date, we had issued 26,310,675 shares of Class A Common Stock, par value $5 per share, 26,180,295 shares of which were outstanding and entitled to one (1) vote each for Class A Common Stock directors and other matters. As of the Record Date, we had issued 164,396,919 shares of Common Stock, par value $1 per share, 147,274,642 shares of which were outstanding and entitled to one (1) vote each for Common Stock directors and one-tenth (1/10th) vote each for other matters.

Class Voting for Directors

Under our Amended and Restated Certificate of Incorporation, as long as the number of outstanding shares of our Common Stock is at least 10% of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock, the holders of the Class A Common Stock and holders of the Common Stock vote as separate classes in the election of directors. The holders of our Common Stock are entitled to elect, as a class, 33 1/3% of our entire Board of Directors, rounded up to the next whole director, and the holders of our Class A Common Stock are entitled to elect the remainder of the Board. The holders of our Class A Common Stock have the right to elect the remainder of the directors of the Board pursuant to the preceding sentence as long as the number of outstanding shares of our Class A Common Stock is 12.5% or more of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock. Stockholders are entitled to one (1) vote per share in the election of directors for their class of stock.

Quorum

A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to constitute a quorum for purposes of holding the Annual Meeting. The voting by stockholders at the meeting is conducted by the inspectors of election. Abstentions and broker non-votes, if any, are counted as present in determining whether the quorum requirement is met.

Required Vote

Directors are elected by a plurality of the votes cast, by proxy (whether by Internet, telephone or mail) or in person, with the holders voting as separate classes. This means that the nominees who receive the greatest number of votes cast are elected as directors. Consequently, any shares that are not voted, whether by abstention, broker non-votes or otherwise, will have no effect on the election of directors.

For all other matters considered at the meeting, both classes of stock vote together as a single class, with the Class A Common Stock entitled to one (1) vote per share and the Common Stock entitled to one-tenth (1/10th) vote per share. The proposal to approve the compensation of our named executive officers by advisory vote, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and the proposal to approve the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan will be approved if a majority of the votes present or represented at the meeting are cast in favor of the matter. For the proposal to recommend the frequency of future advisory votes on the compensation of our named executive officers, the particular frequency of the advisory vote on the compensation of our named executive officers receiving the greatest number of votes cast in favor of such frequency, whether every one year, two years or three years, will be the frequency of the advisory vote on the compensation of our named executive officers that stockholders approve. On all such other matters, an abstention will have the same effect as a vote “against” but, because shares held by brokers will not be considered entitled to vote on matters as to which the beneficial owners withhold authority, a broker non-vote will have no effect on the vote.

Cost of Soliciting Proxies

The cost of soliciting proxies, including preparing, assembling and mailing the Proxy Statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone. In addition to solicitation by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

How to Vote

Via the Internet – Stockholders can simplify their voting by voting their shares via the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m. (CDT) on April 11, 2017.

By Telephone – Stockholders of record who received a paper Proxy Card can vote their shares by a toll-free number on the Proxy Card or in the voting instruction form sent by their broker, bank or other agent. Telephone voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m. (CDT) on April 11, 2017.

By Mail – Stockholders of record who have received a paper Proxy Card may vote by completing, signing and dating their Proxy Card and mailing it in the pre-addressed envelope. Proxy Cards submitted by mail must be received by April 12, 2017, for your shares to be voted. Stockholders who hold shares beneficially in street name and received a voting instruction form from their broker, bank or other agent, may vote by completing, signing and dating the instruction form provided by the broker, bank or other agent and mailing it in the pre-addressed envelope provided.

If you vote via the Internet, by telephone or by mailing a Proxy Card, we will vote your shares as you direct. For the election of directors, you can specify whether your shares should be voted “for” all or some of the nominees for director listed or you may “withhold” your vote from all or some of the nominees for director. With respect to the proposal to approve the compensation of our named executive officers by advisory vote, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and the proposal to approve the performance goals and related matters under the A. O. Smith Combined Incentive Plan, you may vote “for” or “against” any proposal or you may “abstain” from voting on any proposal. With respect to the proposal to recommend the frequency of future advisory votes on the compensation of our named executive officers, you may vote for “one year,” “two years” or “three years” or you may “abstain” from voting on the proposal.

If you submit a proxy via the Internet, by telephone or by mailing a Proxy Card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement specifically in favor of our nominees for directors, in favor of approving the compensation of our named executive officers, in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, in favor of approving the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan, and for holding future advisory votes on the compensation of our named executive officers every year. If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of 2017 Annual Meeting of Stockholders, we knew of no other matters to be presented at the Annual Meeting.

At the Annual Meeting – Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting.

Revocation of Proxies

You may revoke your proxy at any time before the Annual Meeting by delivering written notice of revocation or a duly executed proxy bearing a later date to the Corporate Secretary of our company or by attending the meeting and voting in person.

Stockholders Sharing the Same Address

SEC rules permit us to deliver only one copy of a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify our company of their requests by calling or writing Patricia K. Ackerman, Vice President, Investor Relations and Treasurer, A. O. Smith Corporation, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508; (414) 359-4130.

PRINCIPAL STOCKHOLDERS

The following table shows persons who may be deemed to be beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of any class of our stock. Unless otherwise noted, the table reflects beneficial ownership as of December 31, 2016.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Class A Common Stock	Smith Family Voting Trust 11270 West Park Place Milwaukee, WI 53224	25,141,200	[1]	95.91%

Common Stock	Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	13,106,533	[2]	8.87%

Common Stock	BlackRock Inc. 55 East 52nd Street New York, NY 10055	12,467,933	[3]	8.40%

Common Stock	FMR LLC Abigail P. Johnson 245 Summer Street Boston, MA 02210	7,407,372	[4]	5.02%

[1]

The Smith Family Voting Trust (the “Voting Trust”) owned 25,141,200 shares of Class A Common Stock and 2,072,420 shares of Common Stock as of December 31, 2016. Pursuant to our Amended and Restated Certificate of Incorporation, Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. The trustees of the Voting Trust are Bruce M. Smith, Arthur O. Smith (who is the uncle of Bruce M. Smith) and Robert L. Smith (who is the brother of Bruce M. Smith). The trustees do not have beneficial ownership of shares of Class A Common Stock or Common Stock owned by the Voting Trust. The Voting Trust has sole voting power, exercised by a majority of the three trustees, with respect to shares in the Voting Trust. Whenever beneficiaries of the Voting Trust possessing trust interests representing in the aggregate at least 75% of all the votes represented in the Voting Trust direct the sale of shares in the Voting Trust, the trustees must make the sale. If the trustees unanimously authorize a sale of shares in the Voting Trust, with the written consent of beneficiaries of the Voting Trust possessing trust interests representing in the aggregate a majority of all of the votes represented in the Voting Trust, the trustees may make the sale. The Voting Trust will exist until April 23, 2039, and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Voting Trust or by applicable law.

[2]

Based on the Schedule 13G/A Vanguard Group, Inc. filed with the SEC on February 9, 2017. Vanguard Group, Inc. has sole voting power over 121,131 shares, shared voting power over 26,438 shares, sole dispositive power over 12,965,064 shares and shared dispositive power over 141,469 shares.

[3]

Based on the Schedule 13G/A BlackRock Inc. filed with the SEC on January 19, 2017. BlackRock Inc. has sole voting power over 11,494,789 shares, shared voting power over 13,413 shares, sole dispositive power over 12,454,520 shares and shared dispositive power over 13,413 shares.

[4]

Based on the Schedule 13G FMR LLC and Abigail P. Johnson filed with the Securities and Exchange Commission on February 14, 2017. Abigail P. Johnson and FMR LLC, through its control of Fidelity Management & Research Company, have sole power over 247,506 shares, and sole dispositive power over 7,407,372 shares.

Information on beneficial ownership is based upon Schedules 13D or 13G filed with the SEC and any additional information that any beneficial owners may have provided to us.

ELECTION OF DIRECTORS

At the 2017 Annual Meeting, ten directors are to be elected to serve until the next succeeding Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. Owners of Common Stock are entitled to elect four directors, and owners of Class A Common Stock are entitled to elect the six remaining directors. Included as one of the Class A Directors is Dr. Ilham Kadri, who was appointed to our Board on December 12, 2016, replacing Mathias Sandoval, who resigned on April 28, 2016.

It is intended that proxies we are soliciting will be voted for the election of the nominees named below. Proxies will not be voted for a greater number of persons than the ten nominees named below. All nominees have consented to being named in this Proxy Statement and to serve if elected. If any nominee for election as a director shall become unavailable to serve as a director, then proxies will be voted for such substitute nominee as the Board of Directors may nominate.

Set forth below is information regarding the business experience of each nominee for director that has been furnished to us by the respective nominees for director. Each nominee has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each nominee for director is a discussion of the experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director.

NOMINEES – CLASS A COMMON STOCK

RONALD D. BROWN – Chief Operating Officer, The Armor Group, Inc.

Mr. Brown, 63, has been a director of our company since 2001. He is the Chairperson of the Personnel and Compensation Committee and a member of the Nominating and Governance Committee of the Board. Mr. Brown joined The Armor Group, Inc. in 2013 as chief operating officer. The Armor Group, Inc. is a certified woman-owned corporation which manufactures equipment and products, and provides related services to a variety of industrial markets, including beverage and food service, medical, power generation, automobile, and military. From 2009 until 2014, Mr. Brown was managing director of Taft Business Consulting, LLC, a consulting group affiliated with the law firm of Taft Stettinius & Hollister LLP, which provides advisory services on a range of business issues. From 2010 to 2013, Mr. Brown served as chief financial officer of Makino, Inc., a privately-held global metalworking technologies company. Prior to that, Mr. Brown was chairman and chief executive officer of Milacron Inc. from 2001 to 2008, and president and chief operating officer of Milacron Inc. from 1999 through 2001. He joined Milacron Inc. in 1980. Milacron is a supplier of plastic processing and metalworking fluid technologies; the company filed for bankruptcy in 2009. Mr. Brown also served on the Board of Zep Inc., where he was Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee, from 2010 until it was acquired by New Mountain Capital in 2015. He also joined the James Advantage Funds in 2014 as a trustee, where he serves on its Audit Committee.

Mr. Brown’s experience as chief executive officer and chairman of a publicly-held company provides valuable insight for us as to the issues and opportunities facing our company. Further, he has international and manufacturing experience with The Armor Group, and in his previous position at Milacron. In addition, Mr. Brown has experience as a chief financial officer and a corporate attorney. His legal background makes him well-suited to address legal and governance requirements of the SEC and New York Stock Exchange, both as Chairperson of the Personnel and Compensation Committee and as a member of our Nominating and Governance Committee.

PAUL W. JONES – Retired Executive Chairman of the Board, A. O. Smith Corporation

Mr. Jones, 68, has been a director of our company since 2004. He is a member of the Investment Policy Committee of the Board. He was executive chairman of the board from 2013 until his retirement in 2014. Mr. Jones served as chairman of the board and chief executive officer from 2011 to 2012; chairman of the board, president and chief executive officer from 2006 to 2011; and president and chief operating officer from 2004 to 2005. Prior to joining A. O. Smith, he was chairman and chief executive officer of U.S. Can Company, Inc. from 1998 to 2002. He previously was president and chief executive officer of Greenfield Industries, Inc. from 1993 to 1998 and president from 1989 to 1992. Mr. Jones has been a director of Federal Signal Corporation since 1998, where he chairs the Nominating and Governance Committee and is a member of the Compensation and Benefits Committee; and a director of Rexnord Corporation since 2014, where he is a member of the Compensation Committee, chairs the Executive Committee and was elected Non-Executive Chairman in 2015; and was a director of Integrys Energy Group, Inc., where he chaired the Financial Committee and was a member of the Audit Committee, from 2011 until its 2015 merger into Wisconsin Energy Corporation and, since then, has continued as a director of the newly formed entity, WEC Energy Group, Inc., where he is a member of its Audit Committee. He also was a director of Bucyrus International, Inc. from 2006 until its acquisition by Caterpillar, Inc. in 2011, and chaired its Compensation Committee.

Mr. Jones has extensive leadership experience as chief executive officer and chairman, both at our company and previously at U.S. Can and Greenfield Industries. He brings to our company this diverse background as the leader of a world-class manufacturing company. He is experienced in managing the operational activities of a large business and providing overall direction for a complex corporation like ours. Further, Mr. Jones is and has been a director of several other publicly-traded companies, and shares his insights as to best practices from those experiences.

DR. ILHAM KADRI – Vice President, Sealed Air Corporation and President of its Diversey Care division.

Dr. Kadri, 48, joined the Board on December 12, 2016. Dr. Kadri is Vice President of Sealed Air Corporation, and President of its Diversey Care division. Diversey is scheduled to be spun off as a freestanding publicly-traded company in 2017, with Dr. Kadri named Chief Executive Officer. Sealed Air Corporation is a global leader in food safety and security, facility hygiene and product protection. The Diversey Care division manufactures products for facility hygiene, food safety and security, and infection control, with customers worldwide. Prior to joining Sealed Air Corporation in 2013, Dr. Kadri was with Dow Chemical Company from 2010 until 2012, where she was the General Manager of the Dow Advanced Materials Division, a specialty materials provider in the Middle East, Africa, and Europe, and the Commercial Director for Dow Water & Process Solutions, a global leader in sustainable separation and purification technology. Dr. Kadri joined Dow in 2010 as a Marketing Director for Dow Coating Materials, following its acquisition of Rohm and Haas, where she served as a Marketing Director for the construction, coatings and industrial division since 2007. Dr. Kadri started her career with Royal Dutch Shell PLC in the Netherlands and has held positions of increasing financial and global responsibility with public and private companies. A third-party search firm recommended Dr. Kadri to the Nominating and Governance Committee, which considered Dr. Kadri and recommended to the Board that Dr. Kadri be appointed as a director.

Dr. Kadri has extensive international experience, having held executive leadership roles in Europe, the Middle East and Africa. In addition, as a chemical engineer, with a master’s degree in physics and chemistry, and a doctorate degree in reactive extrusion, Dr. Kadri brings a unique perspective on manufacturing and research and development, with a focus on sustainability and the water industry that are directly applicable to our industry. She also has broad mergers and acquisition experience that benefits our company. As an added benefit, Dr. Kadri brings gender and ethnic diversity to our Board.

AJITA G. RAJENDRA – Chairman, President and Chief Executive Officer.

Mr. Rajendra, 65, has been a director of our company since 2011. He is a member of the Investment Policy Committee of the Board. Mr. Rajendra became chairman, president and chief executive officer in 2014. Mr. Rajendra previously served as president and chief executive officer in 2013, and as president and chief operating officer of the company from 2011 to 2012. Mr. Rajendra joined the company as president of A. O. Smith Water Products Company in 2005, and was named executive vice president of the company in 2006. Prior to joining the company, Mr. Rajendra was senior vice president at Kennametal, Inc., a manufacturer of cutting tools, from 1998 to 2004. Mr. Rajendra also serves on the board of Donaldson Company, Inc., where he is a member of the

Audit Committee and Human Resources Committee, since 2010, and on the board of The Timken Company, where he serves on the Audit and Compensation Committees, since 2014. Further, Mr. Rajendra was a director of Industrial Distribution Group, Inc. from 2007 until its acquisition by Eiger Holdco, LLC in 2008.

Mr. Rajendra’s extensive manufacturing and international experience, and service to our company as our president and chief executive officer and in various other senior executive positions, brings to the Board knowledge and insight as to our company’s global operations and a thorough understanding of our products and markets. Further, Mr. Rajendra has other experience as a director of other publicly-traded companies.

BRUCE M. SMITH – Retired Chairman of the Board of Managers and Former Chief Executive Officer, Smith Investment Company LLC; Former Chairman of the Board, President and Chief Executive Officer, Smith Investment Company.

Mr. Smith, 68, has been a director of our company since 1995. He is the Chairperson of the Investment Policy Committee and a member of the Personnel and Compensation Committee and the Nominating and Governance Committee of the Board. He was elected president of Smith Investment Company Inc. (“SICO”) in 1993, and served as chairman and chief executive officer of SICO from 1999 until its merger with our company in 2009. Shares of our Class A Common Stock and Common Stock were SICO’s principal asset and represented a controlling position in our company until the merger. Mr. Smith was a director of SICO from 1983 to 1988 and from 1991 to 2009. From 2009 until his retirement in 2012, Mr. Smith also was chief executive officer of Smith Investment Company LLC, an entity that holds all of the assets and liabilities of SICO (other than our Class A Common Stock and Common Stock owned by SICO until the merger). From 2009 to May 31, 2016, Mr. Smith was chairman of the board of managers of Smith Investment Company LLC. He was also chief executive officer of Berlin Industries LLC, which was engaged in multicolor printing and related services, from 1996 until its sale in 2011. Further, Mr. Smith is one of three trustees of the Smith Family Voting Trust, which holds a controlling position in the stock of our company. Mr. Smith is a first cousin of Mark D. Smith, also a director of our company. Roger S. Smith, brother of director Bruce M. Smith, is a long-standing employee of our company who splits his time between his non-executive position as director-community affairs and at the A. O. Smith Foundation, a charitable organization.

Mr. Bruce Smith has executive level experience in handling the operational activities of SICO, with its diverse businesses. Further, he has practical experience gained through his participation on the board of SICO prior to its merger into our company. Based on his employment with our company earlier in his career and his role as a director for more than 20 years, Mr. Smith is knowledgeable of company history and understands our long-term strategic and tactical plans. Mr. Smith is a member of the Smith family, which holds a controlling interest in the stock of our company.

MARK D. SMITH – Business Manager, Strattec Security Corporation.

Mr. Smith, 55, has been a director of our company since 2001. He is a member of the Audit Committee of the Board. He has served as a product business manager for Strattec Security Corporation since 1997. Strattec Security Corporation designs, develops, manufactures and markets mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, and related access control products for major automotive manufacturers. Mr. Smith is a first cousin of Bruce M. Smith, also a director of our company.

Mr. Mark Smith is experienced in managing the operations of a manufacturing business, both at Strattec and previously with our company. Further, an important aspect of his position at Strattec is managing key customer relationships, and he brings this orientation to his service on our Board. Mr. Smith is also a member of the Smith family, which holds a controlling interest in the stock of our company.

NOMINEES – COMMON STOCK

GLOSTER B. CURRENT, JR. – Retired Vice President Corporate Affairs and Assistant to the Chief Executive Officer, Northwestern Mutual Life Insurance Company.

Mr. Current, 71, has been a director of our company since 2007. He is a member of the Audit Committee of the Board. Mr. Current retired from Northwestern Mutual Life Insurance Company (“NML”) in 2009 as vice president corporate affairs and assistant to the chief executive officer. He previously served as vice president of policyowner services at NML from 2006 to 2007 and as vice president, corporate planning when he joined the company in 2003. NML is the nation’s largest direct provider of individual life insurance. Prior to joining NML, he was vice president and chief marketing officer of Lincoln Financial Group from 1995 to 2003. Prior to joining Lincoln Financial Group, Mr. Current held a variety of management and operations assignments with Citibank, Kentucky Fried Chicken, Del Monte Foods and Procter & Gamble.

Mr. Current is proficient in risk management matters, having spent his career in the insurance and banking industries. With his risk management background, he serves on the Audit Committee of our Board. Further, based on his executive responsibilities at NML, Mr. Current brings a focus on customer service to our Board. Mr. Current also has strategic planning experience, both at NML and in his earlier career. In addition, Mr. Current has demonstrated leadership as a director of a non-profit organization, and as chairman of its Nominating and Governance Committee. As an added benefit, Mr. Current brings diversity to our Board.

WILLIAM P. GREUBEL – Retired Chief Executive Officer and Director, Wabash National Corporation.

Mr. Greubel, 65, has been a director of our company since 2006. He is the Chairperson of the Nominating and Governance Committee and a member of the Personnel and Compensation Committee of the Board. Mr. Greubel was the chief executive officer of Wabash National from 2002 to 2007, and held various director positions with Wabash National, including chairman and executive director, until his retirement as a director in 2009. Wabash National is one of the leading manufacturers of semi-truck trailers in North America, specializing in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dry and wet trailers, and intermodal equipment. Mr. Greubel previously was chief executive officer of Accuride Corporation from 1998 until 2002 and president from 1994 until 1998. Mr. Greubel served as a director of Wabash National from 2002 to 2009 and of privately-held Utilimaster Corp. from 2002 to 2009.

Mr. Greubel is an experienced chief executive officer, having held this leadership position at Wabash National and Accuride Corporation. By virtue of this role, he has demonstrated his capability to effectively oversee the overall direction of a publicly-traded company, and to manage a large manufacturing company like ours. Mr. Greubel’s experience and guidance in managing corporate restructuring and change in a large organization have been important to our acquisition integration activities.

IDELLE K. WOLF – Retired President, Barnes Distribution.

Ms. Wolf, 64, has been a director of our company since 2005. She is a member of the Audit Committee of the Board. Ms. Wolf was president of Barnes Distribution from 2006 to 2007 and vice president of Barnes Group Inc. from 2000 to 2007. She previously was president of Barnes Distribution North America from 2004 through 2005. She joined Barnes Group Inc. as vice president and as chief operating officer of Barnes Distribution in 2000. Barnes Distribution is a leading distributor of maintenance, repair, operating and production supplies with distribution centers in North America, Europe and Asia.

Ms. Wolf has extensive executive level financial and operating experience. She is a Certified Public Accountant with audit experience, and has a thorough knowledge and understanding of generally accepted accounting principles and auditing standards, and how they apply to budgeting and financial reporting systems. Accordingly, Ms. Wolf serves on our Audit Committee and is qualified as an audit committee financial expert under SEC regulations. Ms. Wolf also adds a distribution orientation to our Board, with a thorough understanding of distribution issues and opportunities on a worldwide basis. As an added benefit, Ms. Wolf brings diversity to our Board.

GENE C. WULF – Retired Director and Executive Vice President, Bemis Company, Inc.

Mr. Wulf, 66, has served as a director of our company since 2003. He is the Chairperson of the Audit Committee of the Board. Until his retirement in 2011, Mr. Wulf served as executive vice president of Bemis Company, Inc., where he was responsible for integration of acquisitions, as well as global corporate strategy and information technology. He previously was senior vice president and chief financial officer of Bemis Company, Inc. from 2005 to 2010; was vice president, chief financial officer and treasurer of Bemis Company, Inc., from 2002 through 2005; and was vice president and controller from 1998 to 2002. He also served as a director of Bemis Company, Inc. from 2006 until his retirement in 2011. Bemis Company, Inc. is one of the largest flexible packaging companies in the Americas.

Mr. Wulf is proficient in developing and managing a broad-based financial function and is familiar with financial analytics used to measure business performance in a manufacturing company. He has a thorough knowledge and understanding of generally accepted accounting principles and auditing standards, and how they should be applied to budgeting and financial reporting systems. Based on his experience as a chief financial officer of a public company, he shares his insights as to the best practices at companies like ours. With his strong financial background, Mr. Wulf serves on our Audit Committee and, further, meets the SEC definition of an audit committee financial expert. In addition, he has provided a practical orientation with respect to the business consolidation that our company has undertaken over the last several years.

GOVERNANCE OF OUR COMPANY

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors, who are elected by the stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and Board Committees on which they sit, through communication with our Chairman and Chief Executive Officer and other officers and employees, by consulting with our independent registered public accounting firm and other third parties, by reviewing materials provided to them, and by visiting our offices and plants. During 2016, the Board held eight meetings, including two telephonic meetings. The standing Committees of the Board of Directors held a total of 30 meetings, including fourteen meetings that were conducted telephonically. All directors attended at least 75% of the meetings of the Board and Committees on which they served during 2016. Although we have no formal policy on director attendance, nine directors attended our 2016 Annual Meeting of Stockholders.

The non-management directors of the Board met in executive session without management present five times in 2016. The lead director who presides at such meetings rotates on an annual basis among the chairpersons of the following Committees in the following order: Audit Committee, Nominating and Governance Committee, Personnel and Compensation Committee and Investment Policy Committee. The lead director from April 2016 to April 2017 was Ronald D. Brown, the Chairperson of the Personnel and Compensation Committee. The Nominating and Governance Committee designated Bruce M. Smith, Chairperson of the Investment Policy Committee, as the lead director from April 2017 to April 2018. Any party wishing to communicate with the lead director may send correspondence to the Lead Director, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508.

Director Independence and Financial Literacy. The Smith Family Voting Trust has the power to elect a majority of our Class A Directors, who make up a majority of the Board. As of December 31, 2016, the Smith Family Voting Trust directly or beneficially owned 95.91% of Class A Common Stock and therefore 95.91% of voting power with respect to the election of the Class A Directors. Since the Board is composed of six Class A Directors and four Common Stock Directors, the Smith Family Voting Trust effectively exercises control over voting power for the election of our directors, and therefore, we are a “controlled company” under the New York Stock Exchange (“NYSE”) rules. As a controlled company, under NYSE rules, we may choose to not have a majority of independent directors or compensation or governance committees consisting solely of independent directors. Notwithstanding our status as a controlled company, the Board has not elected to exercise the “controlled company” exemption in any respect because, as described below, we have a Board in which a majority of our members consist of independent directors, and all members of the Audit Committee, Personnel and Compensation Committee and Nominating and Governance Committee are independent.

As described in the Corporate Governance Guidelines available on our website, www.aosmith.com, we apply the NYSE rules to determine director independence. The Nominating and Governance Committee annually evaluates the independence of each director and makes recommendations to the Board. As part of this process, the Committee evaluates any related party transactions disclosed by directors in the detailed Directors’ and Officers’ Questionnaires completed annually by each director. No transactions were above the reporting threshold for related party transactions under SEC rules. In making its recommendations, the Committee also applied the NYSE rules and evaluated any other legal, accounting and family relationships between directors and our company.

The Committee and the Board considered that director Bruce M. Smith’s brother, Roger S. Smith, has been a long-standing employee in a non-executive capacity. He splits his time between the Company and the A. O. Smith Foundation, a charitable organization, and is subject to the same terms and conditions of employment as other salaried employees. Further, the Committee and the Board considered that Bruce M. Smith served as chairman of the board of managers of Smith Investment Company, LLC until his retirement on May 31, 2016. The Committee and the Board concluded that each of the foregoing relationships was not a material relationship for governance purposes and did not affect Mr. Bruce M. Smith’s independence.

The Board has determined that Messrs. Brown, Current, Greubel, Bruce M. Smith, Mark D. Smith and Wulf, Dr. Kadri and Ms. Wolf meet the NYSE independence requirements. Mr. Jones is considered a non-management director following his retirement from the Company in 2014. Mr. Rajendra is considered a management director by virtue of his current position as executive officer of our company.

The Board recognizes that the NYSE rules require financial literacy of Audit Committee members only. Notwithstanding that, as a best practice, the Board has reviewed the qualifications and experience of its members and determined that each director is financially literate within the meaning of the NYSE rules.

Board Information and Stockholder Communications. We are committed to making our corporate governance information accessible to stockholders and other interested parties. Accordingly, on our website, www.aosmith.com, under the “Investors” heading, and then “Governance” subheading, we have published the A. O. Smith Corporation Guiding Principles, Financial Code of Ethics, and provided a link for Stockholder Contacts to Communicate with Directors. Likewise, under “Investors,” “Governance,” and then “Board of Directors,” we have available a list of the Board of Directors and the Charters for the Audit, Investment Policy, Nominating and Governance, and Personnel and Compensation Committees. Further, under the “Board Committees and Charters” subheading, we have Committee Assignments, Corporate Governance Guidelines, and Criteria for Selecting Board of Director Candidates. Finally, SEC filings, including our Form 10-K, Form 10-Q, Form 8-K, Proxy Statement and Section 16 filings, are available for review on this website under the heading “Investors,” and then “SEC Filings” subheading. Stockholders may also request that these documents be mailed by sending their request to the address provided below.

We encourage communication with our directors. Any interested party may communicate with a particular director, all directors, non-management or independent directors as a group or the lead director by mail or courier addressed to him/her or the entire Board in care of the Corporate Secretary at the following address:

c/o James F. Stern, Corporate Secretary

A. O. Smith Corporation

11270 West Park Place

P.O. Box 245008

Milwaukee, WI 53224-9508

The Corporate Secretary will forward this communication unopened to the addressed director.

Compensation Committee Interlocks and Insider Participation. The members of the Personnel and Compensation Committee are Ronald D. Brown, William P. Greubel, and Bruce M. Smith. No member of this Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Personnel and Compensation Committee.

Procedure for Review of Related Party Transactions. Potential conflicts of interest must be approved in advance, including related party transactions reportable under SEC rules, or related to the Smith family, in accordance with our Corporate Governance Guidelines. We have a detailed code of conduct, the A. O. Smith Corporation Guiding Principles, which applies to all employees, officers and directors, and specifically addresses conflicts of interest. There has been no waiver of the code of conduct, requested or granted, for any directors or officers. Further, the Corporate Governance Guidelines provide the procedure for review of related party transactions reportable under SEC rules, with approval by the Nominating and Governance Committee required if any such transaction involves a director, executive officer, or his/her immediate family members. Other than the matters identified in “Director Independence and Financial Literacy,” each of which was reviewed by the Nominating and Governance Committee and the Board and determined to not be material, there have been no related party transactions.

Potential Director Candidates. The Nominating and Governance Committee will consider any candidate recommended by stockholders, directors, officers, third-party search firms and other sources for nomination as a director. The Committee considers the needs of the Board and evaluates each director candidate in light of, among other things, the candidate’s qualifications. All candidates’ minimum qualifications are identified in the Corporate Governance Guidelines and the Criteria for Selecting Board of Director Candidates, both of which can be found on our website by clicking on “Investors,” then “Governance,” followed by “Board Committees and Charters.” To summarize, all candidates should be independent and possess substantial and significant experience which would be of value to our company in the performance of the duties of a director. Recommended candidates must be of the highest character and integrity, free of any conflicts of interest, have an inquiring mind and vision, and possess the ability to work collaboratively with others. Further, Directors should have diverse backgrounds and expertise, including diversity of gender and race, required for the Board to fulfill its duties. Each candidate must have the time available to devote to Board activities and be of an age that, if elected, the candidate could serve on the Board for at least five years before reaching the mandatory retirement age, which is 72, absent a waiver approved by the Board. Finally, we believe it appropriate for certain key members of our management to participate as members of the Board, while recognizing that a majority of independent directors must be maintained at all times. All candidates will be reviewed in the same manner, regardless of the source of the recommendation. Although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business.

A stockholder recommendation of a director candidate must be received no later than the date for submission of stockholder proposals. Please see the section of this proxy entitled, “Date for Stockholder Proposals.” The recommendation letter should be sent by mail to the Chairperson, Nominating and Governance Committee, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508.

The recommendation letter must, at a minimum, provide the stockholder’s name, address, the number and class of shares owned; the candidate’s biographical information, including name, residential and business address, telephone number, age, education, accomplishments, employment history (including positions held and current position), and current and former directorships; and the stockholder’s opinion as to whether the stockholder recommended candidate meets the definitions of “independent” and “financially literate” under the NYSE rules. In addition, the recommendation letter must provide the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws. The stockholder must include the candidate’s statement that he/she meets these requirements and those identified on our website; is willing to promptly complete the questionnaire required of all officers, directors and candidates for nomination to the Board; will provide such other information as the Committee may reasonably request; and consents to serve on the Board if elected.

Board Committees

The Board of Directors has delegated some of its authority to Committees of the Board. There are four standing Committees: the Audit Committee, the Personnel and Compensation Committee, the Investment Policy Committee, and the Nominating and Governance Committee. Each standing committee is discussed below.

Audit Committee. The Audit Committee consists of four members who meet the independence and financial literacy requirements of the NYSE and the SEC. The Audit Committee’s duties include appointing the firm that will act as our independent registered public accounting firm. The Audit Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board of Directors and is available on our website. The Board of Directors has determined that Ms. Wolf and Mr. Wulf qualify as “audit committee financial experts” as defined by the SEC. The Audit Committee met eleven times during 2016, with seven of those meetings being telephonic. The Report of the Audit Committee is included as part of this Proxy Statement.

Personnel and Compensation Committee. The Personnel and Compensation Committee is responsible for establishing and administering our compensation and benefit plans for officers, executives and management employees, including the determination of eligibility for participation in such plans. It determines the compensation to be paid to officers and certain other selected executives, and evaluates the performance of the chairman and chief executive officer in light of established goals and objectives. As it deems appropriate, the Committee may retain independent consultants to provide recommendations as to executive compensation. The Committee reviews the recommendation of the Nominating and Governance Committee concerning any conflicts involving such consultants and makes a determination as to the independence prior to their retention. The Committee also directs the senior vice president—human resources and public affairs to prepare computations for its consideration, and considers recommendations of the chief executive officer as to compensation of executives other than the chief executive officer. The Personnel and Compensation Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of three directors, all of whom are independent under NYSE rules and have been determined to be independent of any conflict with respect to the Committee’s compensation consultant. The Committee held four meetings during 2016. The Personnel and Compensation Committee Report is included as part of this Proxy Statement.

Investment Policy Committee. The Investment Policy Committee is responsible for establishing investment policy and certain other matters for all of our qualified retirement plans. The responsibilities and duties of the Investment Policy Committee are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of three members. The Investment Policy Committee held four meetings during 2016.

Nominating and Governance Committee. The Nominating and Governance Committee oversees our governance processes and procedures, assists the Board in identifying qualified candidates for election as Board members, and establishes and periodically reviews criteria for selection of directors. This Committee reviews our company’s and the Board Committees’ structures to ensure appropriate oversight of risk. Further, the Committee provides direction to the Board as to the independence, financial literacy and financial expertise of directors, and the composition of the Board and its Committees. As part of its responsibilities, the Committee reviews the independence of consultants to the Personnel and Compensation Committee and makes recommendations to the Personnel and Compensation Committee as to their independence. The Committee also is responsible for reviewing and making recommendations to the Board as to director compensation. The responsibilities and duties of the Nominating and Governance Committee are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of three members, all of whom are independent under the NYSE rules. The Nominating and Governance Committee met eleven times during 2016, with seven of the meetings being telephonic. The Report of the Nominating and Governance Committee is included as part of this Proxy Statement.

The table below shows Committee membership and the number of meetings of the full Board and each standing Committee in 2016.

Name	Board	Audit	Personnel and Compensation	Investment Policy	Nominating and Governance
Ronald D. Brown*	Lead		Chair		X

Gloster B. Current, Jr.	X	X

William P. Greubel	X		X		Chair

Paul W. Jones	X			X

Ilham Kadri	X

Ajita G. Rajendra	Chair			X

Bruce M. Smith	X		X	Chair	X

Mark D. Smith	X	X

Idelle K. Wolf	X	X

Gene C. Wulf	X	Chair

Number of Meetings – 2016	8	11	4	4	11
*	Lead director for the period of April 2016-April 2017.

Our Leadership Structure

Ajita G. Rajendra holds the combined position of Chairman and Chief Executive Officer. He assumed the role of Chairman in 2014, in addition to his position as Chief Executive Officer and President, which he assumed in 2013. This structure completed a long planned and orderly succession process of our company leadership, as a result of which we have a single strong leader who represents our company. This is the leadership structure that A. O. Smith has traditionally used and, we believe, benefits our stockholders, customers, employees, business partners and other key stakeholders by having a single well recognized and regarded leader.

We believe that this structure strengthens the Company’s leadership and does not impair the Board’s independence. The members of our Board and the four standing Board Committees provide appropriate oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as legal and compliance matters. The Personnel and Compensation Committee oversees the annual performance of our chairman and chief executive officer, as well as our executive compensation program. The Nominating and Governance Committee evaluates independence issues and monitors matters such as the composition of the Board and its Committees, Board performance and “best practices” in corporate governance. The Investment Policy Committee oversees our investments with respect to benefit plans. Each Committee is led by a chairperson other than the chairman and chief executive officer and, as discussed in more detail in this Proxy, the entire Board of Directors is actively involved in overseeing our risk management. All together, we believe this framework strikes a sound balance with appropriate oversight.

Further, we have a lead director who is an independent director and presides at meetings of all non-management directors in executive session. These meetings generally are held in conjunction with most regular Board meetings. In 2016, each in-person Board meeting included a non-management directors’ session. This allows directors to speak candidly on any matter of interest, without the chairman and chief executive officer or other managers present. In accordance with our Corporate Governance Guidelines, the role of lead director rotates on an annual basis, as opposed to a meeting-by-meeting rotation like some companies, to provide continuity in director oversight. We believe this structure provides consistent and effective oversight of our management and our company.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in overseeing the affairs of our company. We believe all Board members are well engaged in their responsibilities, and all Board members express their views and are open to the opinions expressed by other directors. We do not believe that appointing an independent board chairman, or a permanent lead director, would improve the performance of the Board.

Consideration of Risk

Our Board is actively involved in overseeing our risk management. Operational and strategic presentations by management to the Board include consideration of the challenges and risks to our business, and the Board and management actively engage in discussion on these topics. Periodically, the Board also reviews and discusses a report from management on risk issues, and also receives more detailed presentations on specific risk topics relevant to our company at three to four Board meetings each year. This report is compiled by senior management and approved by the chief executive officer.

In addition, each of our Board Committees considers risk within its area of responsibility. For instance, our Audit Committee asks management to address a specific critical accounting issue at most of its meetings, and considers the overall impact that the issue has on our financial position and risk profile. In addition, they discuss legal and compliance matters, and assess the adequacy of our risk-related internal controls. Further, the Audit Committee oversees the frequency and creation of surveys by management as part of the Company’s Enterprise Risk Management Program. Likewise, the Personnel and Compensation Committee considers risk and structures our executive compensation programs with an eye to providing incentives to appropriately reward executives for growth without undue risk taking. Each year, the Personnel and Compensation Committee also performs a risk assessment with respect to our executive compensation program. The Investment Policy Committee evaluates the risk and return of our investments and has retained a financial advisor to assist on such matters. The Nominating and Governance Committee annually reviews governance practices with respect to risk and oversight. Additionally, on an annual basis, the Nominating and Governance Committee reviews our company’s and Board Committees’ structures to ensure appropriate oversight of risk.

Further, our approach to compensation practices and policies applicable to employees throughout our organization is consistent with that followed for executives. In this regard, the Personnel and Compensation Committee analyzed our compensation and, among other things, concluded that no individual business segment carries a significant portion of our risk profile; has significantly different compensation structure from the others; pays compensation expenses as a significant percentage of its revenue, or varies significantly from the overall risk and reward structure of our company. Accordingly, we believe that risks arising from our operating environment and our incentive programs are not reasonably likely to have a material adverse effect on our company.

We benchmark our compensation and benefits packages at all levels of the organization no less than every other year. Base pay, bonus targets and long-term incentives are targeted to market median for each position. Most exempt salaried positions are eligible for participation in a bonus program. For employees in a corporate function, annual incentive programs are based upon attainment of the same Return on Equity targets as our executives. Annual incentive programs at our business segments are based upon attainment of financial and strategic objectives established and approved annually. A limited number of key managers are eligible to participate in a long-term incentive program that awards stock options and/or restricted stock units in varying amounts based upon position and market comparisons. However, awards normally are subject to at least three-year vesting periods. We feel this combination of base salary, bonus plans tied to critical financial measurements and long-term incentives with three-year or more vesting periods is balanced and serves to motivate our employees to accomplish our company objectives and retain key employees while avoiding unreasonable risk taking.

DIRECTOR COMPENSATION

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($) [3,4]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)
Ronald D. Brown	$119,125	$125,088	—	—	—	—	$244,213

Gloster B. Current, Jr.	87,125	125,088	—	—	—	—	212,213

William P. Greubel	110,125	125,088	—	—	—	—	235,213

Paul W. Jones	69,625	125,088	—	—	—	—	194,713

Ilham Kadri	6,667	40,048	—	—	—	—	46,715

Mathias F. Sandoval[6]	39,250	120,033	—	—	—	—	159,283

Bruce M. Smith	119,625	125,088	—	—	—	—	244,713

Mark D. Smith	87,125	125,088	—	—	—	—	212,213

Idelle K. Wolf	87,125	125,088	—	—	—	—	212,213

Gene C. Wulf	97,125	125,088	—	—	—	—	222,213

[1]	Mr. Rajendra, as an employee director, receives no compensation for his service as director.

[2]	Includes amounts earned during 2016, even if deferred.

[3]

Reflects the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 10 to our 2016 Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Directors receive a stock award of Common Stock as part of their annual retainer. On April 11, 2016, each current director received a stock award worth $120,033, or, adjusted to reflect the 2-for-1 stock split implemented on October 5, 2016, 3,122 shares valued at $38.45 per share, which was the adjusted average of the high and low prices on the grant date rounded up to the next whole share. Following the Board’s approval of a $5,000 increase in the stock retainer at its July 11, 2016, meeting, each current director received an additional stock award worth $5,055, or adjusted to reflect the 2-for-1 stock split on October 5, 2016, 112 shares valued at $45.13 per share. Dr. Kadri joined our Board on December 12, 2016, and received a prorated stock award worth $40,048, or 791 shares valued at $50.63 per share, which was the adjusted average of the high and low prices on the grant date rounded up to the next whole share. Adjusted to reflect the 2-for-1 stock split implemented on October 5, 2016: Mr. Brown has deferred his receipt of 46,639 shares until his separation from service as a director; Mr. Current has deferred his receipt of 67,924 shares until his separation from service as a director; Mr. Greubel deferred his receipt of 35,242 shares until January 1, 2014, when he commenced his distribution in 5 annual installments, and 12,031 shares until his separation from service as a director; Mr. Sandoval deferred his receipt of 20,231 shares until his separation from service as a director, which he received following his April 28, 2016, resignation from the Board; Mr. Bruce Smith has deferred his receipt of 38,729 shares until April 1, 2024, 8,150 shares until April 1, 2019, and 67,910 shares until his separation from service as a director; and Ms. Wolf has deferred her receipt of 8,896 shares until her separation from service as a director. Deferred stock holdings include dividends on deferred stock which are paid in the form of restricted stock units.

[4]

Each director as of December 31, 2016, owned the following aggregate number of shares in connection with service as a director: Mr. Brown, 98,535; Mr. Current, 90,044; Mr. Greubel, 47,273; Mr. Jones, 11,772; Dr. Kadri, 791; Mr. Bruce Smith, 130,681; Mr. Mark Smith, 109,700; Ms. Wolf, 63,690; and Mr. Wulf, 105,652. Please see the “Security Ownership of Directors and Management” Table for additional information.

[5]

None of the directors received perquisites or other personal benefits in an aggregate amount of $10,000 or more. We reimburse directors for transportation, lodging and other expenses actually incurred in attending Board and Committee meetings.

[6]	Mr. Sandoval resigned from the Board as of April 28, 2016. Reflects compensation he received prior to his resignation.

The Nominating and Governance Committee of the Board of Directors is responsible for reviewing and making recommendations to the Board as to director compensation, which is reviewed annually in July. Non-employee directors are compensated in the form of cash and shares of Common Stock.

In 2016, the Committee reviewed its overall director compensation program in light of the responsibilities and time commitments expected of directors. As part of this process, the Committee considered director compensation trends and other information concerning director compensation. After considering this information, the Committee elected to make two changes in 2016, to increase the director’s annual Board cash retainer from $47,500 to $50,000 and to increase the director’s annual stock retainer from $120,000 to $125,000, both of which were effective as of the July 11, 2016, Board meeting.

Including these adjustments, directors receive a cash annual retainer in the amount of $50,000, paid quarterly, for Board service, and an award of shares of Common Stock with a market value of $125,000 on the date of the award. The lead director receives an annual retainer of $20,000. Directors receive $2,500 for attendance at each Board meeting and the annual stockholders’ meeting, plus expenses, and $1,000 for each telephonic Board and Committee meeting. Each Personnel and Compensation Committee, Nominating and Governance Committee and Investment Policy Committee member receives an annual retainer of $3,000, with the chairperson of each receiving $10,000; Committee members also receive $2,500 per meeting, plus expenses. Each Audit Committee member receives an annual retainer of $5,000, with the chairperson receiving an annual retainer of $15,000; Committee members also receive $2,500 per meeting, plus expenses. Directors who are our employees are not compensated for service as directors or Committee members or for attendance at Board or Committee meetings.

The Board requires that every new director participate in a detailed orientation, including visits to our key operations. This encompasses a review of business and financial operations, meetings with business executives and others, and an overview of our corporate governance policies and procedures. New directors are paid $2,500 to compensate them for their time devoted to orientation matters.

The stock ownership requirement for directors is the two-year average of all cash compensation received by the director, multiplied by five. Each director is required to acquire beneficial ownership of A. O. Smith Corporation Common Stock having an aggregate value equal to this stock ownership requirement within five years of his or her election as a new director. All directors have met this requirement, except Dr. Kadri who joined the Board within the last year.

Certain directors have elected to defer the payment of their fees and receipt of Common Stock shares under the A. O. Smith Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows directors to defer all or a portion (not less than 25%) of their fees until a later date, but not later than the year in which the director ceases service as a director. Payments can be made in a lump sum or in not more than ten annual installments. Under this Plan, Ms. Wolf deferred payment of certain director fees during 2016. This is handled as a bookkeeping entry, with gains and losses credited to the director’s account each month based on the director’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the director’s account. The current funds available for a crediting election are: Fidelity VIP Government Money Market Division, PIMCO VIT Total Return Division, Principal LifeTime 2010 Division, Principal LifeTime 2020 Division, Principal LifeTime 2030 Division, Principal LifeTime 2040 Division, Principal LifeTime 2050 Division, Principal LifeTime 2060 Division, Principal LifeTime Strategic Income Division, Vanguard VIF Balanced Division, Edge Asset Management, Inc. Equity Income Division, MFS Growth Division, Vanguard VIF Equity Index Division, American Century VP Mid Cap Value Division, Delaware VIP Small Cap Value Division, Janus Aspen Enterprise Division, Templeton Foreign VIP Division, and A. O. Smith Stable Value Fund. Ronald D. Brown, Gloster B. Current, Jr., William P. Greubel, Mathias F. Sandoval and Bruce M. Smith have deferred receipt of their stock awards, which consequently are treated as restricted stock units. Dividends on stock which has been deferred as restricted stock units are also received in the form of restricted stock units based on the average of the high and low price of our Common Stock on the date of the dividend.

STOCK OWNERSHIP

Security Ownership of Directors and Management

The following table shows, as of December 31, 2016, the Class A Common Stock and Common Stock of our company beneficially owned by each director, each nominee for director, each named executive officer in the “Summary Compensation Table” and by all directors and executive officers as a group.

Name	Class A Common Stock[1,2]		Percent of Class A Common Stock	Common Stock[1,2]		Restricted Stock Units	Options Exercisable Within 60 Days	Percent of Common Stock
Ronald D. Brown	0		0	51,896		46,639	0	*
Gloster B. Current, Jr.	0		0	22,120		67,924	0	*
William P. Greubel	0		0	0		47,273	0	*
Paul W. Jones	0		0	379,446		43,000	80,600	*
Dr. Ilham Kadri	0		0	791		0	0	*
John J. Kita	0		0	72,869		26,660	66,177	*
Mark A. Petrarca	0		0	78,898		14,690	37,207	*
Ajita G. Rajendra	0		0	286,902		97,240	628,177	*
Bruce M. Smith	453,964	[3]	1.73%	18,292	[4]	114,789	0	*
Mark D. Smith	239,052	[5]	*	148,156	[6]	0	0	*
James F. Stern	0		0	146,854		18,760	45,544	*
Kevin J. Wheeler	0		0	11,674		17,980	63,274	*
Idelle K. Wolf	0		0	54,792		8,896	0	*
Gene C. Wulf	0		0	105,652		0	0	*
All 23 Directors, Nominees and Executive Officers as a Group	693,016		2.65%	1,516,462		306,029	1,031,985	1.94%

*	Represents less than one percent.

[1]	Except as otherwise noted, all securities are held with sole voting and sole dispositive power.

[2]

Shares of Class A Common Stock are convertible on a share-for-share basis into shares of Common Stock at any time at the discretion of each holder. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. Similarly, the percentage of shares of Common Stock beneficially owned is determined with respect to the total number of outstanding shares of Common Stock, excluding shares of Common Stock that may be issued upon conversion of outstanding shares of Class A Common Stock.

[3]	Shares beneficially owned as a settler of a revocable family trust.

[4]	Included in this total are 15,892 shares that have been deferred and 2,400 shares that are beneficially owned as a settler of a revocable family trust.

[5]	Included in this total are 235,376 shares beneficially owned as a settler of a revocable family trust and 3,676 shares beneficially owned because they are held by his spouse.

[6]

Included in this total are 29,500 shares beneficially owned as a settler of a revocable family trust, 8,956 shares beneficially owned because they are held by his spouse and 109,700 shares held directly by Mark D. Smith.

Compliance with Section 16(a) of the

Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) Forms 3, 4 and 5 which they file.

Based solely on our review of the copies of such forms we received and written representations from certain reporting persons during fiscal year 2016, we believe that all filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

We believe that effective executive compensation programs are critical to our long-term success. We have developed compensation programs with the following objectives:

•	attracting and retaining world-class executives through a total compensation opportunity that is competitive within the various markets in which we compete for talent;

•

encouraging a pay-for-performance mentality by directly relating variable compensation elements to the achievement of financial and strategic objectives without encouraging undue risk taking. Incentive plans are designed to recognize and reward accomplishing individual goals, as well as our long-term objectives; and

•	promoting a direct relationship between executive compensation and our stockholder interests.

Our long-term incentive opportunities link a significant portion of executive compensation to our performance through restricted stock unit and stock option awards. Executive officers also are expected to comply with established stock ownership guidelines which require acquisition and retention of specific levels of our Common Stock. Our view is that this stock ownership encourages executive performance but discourages executives from taking undue risk.

We believe executive total compensation opportunity should increase commensurate with responsibility and capacity to influence our results. Additionally, as responsibility and accountability increase, so should the portion of compensation which is at risk. Therefore, not only do base salaries increase with position and responsibility, but short-term and long-term incentive opportunities as a percentage of total compensation increase as well.

Our executive compensation package is designed to strike a balance between short-term cash compensation in the form of fixed salaries and variable annual incentive plans and long-term compensation in the form of cash-based performance units and equity awards with three-year vesting periods. For the chief executive officer, approximately 20% of 2016 total target compensation was comprised of base salary, with the remaining 80% being variable compensation dependent on our company performance. The variable compensation was divided so that approximately 20% of total target compensation was attributable to annual incentive bonus and approximately 60% was long-term incentive compensation. The Committee approved a long-term incentive plan for 2016, which targeted 66% of the chief executive officer’s long-term incentives, or approximately 40% of total compensation, as equity-based awards.

For the other named executive officers, approximately 30-40% of total target compensation was comprised of base salary, with the remaining 60-70% being based on our company performance. The only exception is Mr. Wheeler, for whom 70% of his annual variable pay is based on the profitability of his business unit, calculated based on Return on Performance Assets. The variable compensation is structured so that approximately 20-25% of total target compensation represents annual incentive bonus, with roughly 40-45% attributable to long-term incentive compensation. The Committee targeted 66% of the long-term incentives, or approximately 25-30% of total target compensation, as equity-based awards for those other named executive officers.

We believe this combination results in a competitive compensation package that provides an incentive for our executives to lead with a focus on short-term results, while positioning us for long-term sustained performance.

With approximately 25-40% of their total compensation tied to equity awards, we believe the decisions of named executive officers are aligned with the best interests of our stockholders. We believe this combination of base pay and short-term and long-term incentives supports our objectives of pay-for-performance, while mitigating the potential for undue risk taking because it ties a significant portion of the executive officer’s compensation to sustained, long-term performance.

We believe our compensation philosophy is appropriate and aligned with stockholders, as demonstrated by our stock performance. Despite a challenging economic climate, we reported diluted earnings per share from continuing operations of $1.85 for 2016, which was a 17.1% improvement over the prior year. We maintained our focus on growing stockholder value and, as shown in the table below, our total stockholder return for 2011 to 2016 significantly exceeded the S&P Midcap 400 Index and that of the Russell 1000 Index.

Comparison of Five-Year Cumulative Total Return

From December 31, 2011 to December 31, 2016

Assumes $100 Invested with Reinvestment of Dividends

Outside Consultants

Just as we compete for market share in highly competitive global markets, we compete for talent in equally competitive labor environments. In order to attract and retain critical leadership in these competitive environments, we strive to provide a comprehensive and competitive total compensation package. We utilize the resources of an independent compensation consultant to aid in establishing our programs and to monitor how they compare with the marketplace. Specifically, the Personnel and Compensation Committee (“PCC”) has retained Willis Towers Watson, a leading global executive compensation consulting group, to advise the PCC on market trends relative to executive compensation, provide market data as requested and share input and views on issues being discussed by the PCC.

The PCC has sole authority to approve the independent compensation consultants’ fees and terms of engagement on executive compensation matters. The PCC annually reviews its relationship with Willis Towers

Watson to ensure its independence on executive compensation matters, taking into account the independence analysis and recommendation of the Nominating and Governance Committee (“NGC”). In making its recommendation, the NGC reviewed the independence of Willis Towers Watson and the individual representatives of Willis Towers Watson who served as the PCC’s advisors, considering the following specific factors: (i) other services provided to us by Willis Towers Watson; (ii) fees paid by us to Willis Towers Watson as a percentage of Willis Towers Watson’s total revenue; (iii) policies and procedures maintained by Willis Towers Watson that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Willis Towers Watson who advised the PCC and any member of the PCC; (v) any shares of our company’s common stock owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and Willis Towers Watson or the individual representatives.

We paid Willis Towers Watson $58,442 of fees in 2016 for consulting services provided to the PCC regarding executive compensation matters. Management subscribes to various Willis Towers Watson compensation databases. Additionally, management utilizes Willis Towers Watson in various consulting capacities related to employee benefits programs and non-executive salaried employee compensation, as well as director compensation benchmarking. The following table sets forth the fees we paid to Willis Towers Watson in 2016 for services other than those provided to the PCC.

Service	Fees
Management Compensation Surveys and Benchmarking	$9,800
Benefits Consulting Services	$127,263 paid through credits against commissions earned as broker for life and disability group insurance plans. 2016 year-end credit balance: $232,263.

We understand that the Willis Towers Watson personnel who provide advice to us on executive and director compensation matters are separate from and do not provide other compensation services to our company, nor do they serve as our account manager. Other Willis Towers Watson personnel separately provide such other services. The PCC does not approve the services provided by Willis Towers Watson outside the executive compensation advisory role to the PCC but is aware these services are provided.

The PCC concluded, based on the evaluation described above and recommendation from the NGC, that these non-executive compensation services performed by Willis Towers Watson did not raise a conflict of interest or impair Willis Towers Watson’s ability to provide independent advice to the PCC regarding executive compensation matters. The PCC’s conclusion was based on a representation letter provided by Willis Towers Watson, the limited scope of the other services provided to us by Willis Towers Watson, the small percentage of Willis Towers Watson’s revenues represented by the fees paid by us, the separation within Willis Towers Watson between its compensation consulting business and its other businesses, the absence of any conflicting relationships between the individual representatives of Willis Towers Watson who provided advice to the PCC or Willis Towers Watson, on the one hand, and members of the PCC or our executive officers, on the other, and review of director and executive officer responses to our annual Directors’ and Officers’ Questionnaire.

Benchmarking

We endeavor to benchmark our executive compensation against similarly situated executives in comparably sized organizations. We believe we compete for executive resources with other non-financial institutions across multiple industrial segments. With that in mind, our consultants utilize broad-based, general industry salary surveys and regress their data to organizations with $2.6 billion in revenues. We believe market median is an appropriate target for our total compensation program. We attempt to design both short-term and long-term incentives to produce rewards in excess of median market levels when company performance is better than target. The PCC authorized Willis Towers Watson to perform a detailed analysis of our executive compensation levels in 2016, as we have each year since 2010 because of market volatility.

As described below, the PCC asked Willis Towers Watson to provide input on marketplace trends in executive compensation, and overall compensation and components of compensation for 12 executive positions. Each of the named executive officers was compared at the 50th percentile of market survey data.

We utilize Willis Towers Watson because we believe its survey resources ensure consistent and statistically valid data that is representative of the market in which we compete for executive talent. Its database includes a broad array of approximately 1,000 companies. After eliminating financial services, health care and energy services, it used 484 companies in the database when benchmarking our positions. We did not rely on a specific sub-group of peer companies within that database. In working with Willis Towers Watson, we played no role in selecting the individual companies for which the data was obtained.

For 2016 compensation, Willis Towers Watson performed a regression analysis to reflect base pay levels of an organization with $2.6 billion in revenue and reported its findings to the PCC in October 2015. Target bonus and long-term incentives, which are gathered as a percentage of competitive base salary, were determined from all companies in Willis Towers Watson’s general industry database with revenues between $1 billion and $3 billion. Its comparison focused on overall compensation, as well as base salary, annual incentive bonus, equity awards and each of the other compensation elements discussed below. We believe its methodology provides appropriate comparisons by utilizing industrial companies of comparable size and referencing databases with comparable executive officer positions.

For 2016, the PCC targeted our overall compensation and benefits programs and each element of compensation at the median level of the surveyed companies. Since a number of variables can influence the relationship of an individual executive’s pay components to the survey median data, the PCC considers a range of 90% to 110% of median to be appropriate when reviewing total compensation. Although the PCC attempts to have each component of compensation in this target range, the PCC puts greater emphasis on achieving the target at the total compensation level. Variables considered include, but are not limited to, education, position tenure, previous experience, level of performance, additional responsibilities, and, as appropriate, recruitment considerations.

For 2017, we compared ourselves to the market median of other companies with revenues of $2.8 billion.

Consideration of Stockholder Vote on Executive Compensation

At our 2016 annual meeting, our stockholders approved the compensation of our named executive officers by over 99% of the votes cast, which is nearly identical to 2015 and previous years. The PCC considered this vote when setting 2017 compensation levels for other executives and, as discussed below, made very few changes to the 2017 program.

Role of Executives in Compensation Decisions

The PCC annually reviews chief executive officer performance and makes recommendations regarding chief executive officer compensation for consideration by the full Board. For 2016, the PCC reviewed and made recommendations to the Board on the compensation of the chief executive officer. The chief executive officer is not present during discussions regarding his compensation, and does not play any role in determining his own compensation. As it deems appropriate, the PCC utilizes the Willis Towers Watson compensation data and directs the senior vice president - human resources and public affairs to prepare computations for its consideration. With respect to other executives, the chief executive officer annually reviews performance and makes compensation recommendations to the PCC. The chief executive officer reviews compensation data provided by Willis Towers Watson, consults with the senior vice president - human resources and public affairs, and considers the individual factors listed above before making his recommendations. The PCC can exercise its discretion to modify any recommended compensation to such executives.

Compensation Elements

The PCC takes a balanced approach to executive compensation. Our executive compensation package is comprised of several key components which are designed to work together to provide executives with a total compensation package that is competitive with industry norms. For 2016, total compensation included:

•	Annual Base Salary

•	Incentives

•	Short-Term – annual incentive bonus

•	Long-Term – restricted stock units, stock options and performance units

•	Benefits

•	Executive life insurance

•	Pension, 401(k) savings plan and post-retirement life insurance

•	Perquisite allowance

Each of these components of the executive compensation package is discussed below.

Base Salary

Base salary provides the executive with a consistent, market competitive stream of income on a semi-monthly basis. Absent unusual circumstances, we review base salary levels annually, with adjustments effective January 1. The chief executive officer considers each senior executive individually for base salary actions and recommends appropriate adjustments. The PCC annually evaluates the appropriate base salary for the chief executive officer, and reviews and approves his recommendations for the other named executive officers. When considering base salary increases, consideration is given to industry experience, individual performance, level of contribution, pay levels relative to market pay practices, as well as our overall financial condition. While the chief executive officer recommends compensation adjustments for the other named executive officers, his recommendations must be approved and authorized by the PCC. The chief executive officer and the PCC rely upon competitive survey data from Willis Towers Watson and their own diverse experiences with executive compensation when making compensation decisions.

In reviewing and approving individual base salary adjustments for the named executive officers for 2016, the PCC relied upon salary data for comparable positions from the 2015 Willis Towers Watson Executive Compensation Database, which was aged 2% to reflect anticipated market movement from the 2015 survey through year-end 2016. Effective January 1, 2016, the PCC authorized increases of 2.0% to Mr. Rajendra, and 2.1% for Messrs. Kita, Stern, Wheeler and Petrarca.

In reviewing 2017 base salaries at its December 2016 meeting, the PCC approved increases of about 3% for the named executive officers. Based upon input from Willis Towers Watson, we believe that the 2017 base salaries for our named executive officers are in the aggregate approximately 105% of the projected market median. This is within our desired target range of 90% to 110%. Further, we anticipate market increase for base salaries to average 3% in 2017, which we took into account in determining 2017 salaries.

Name	2016 Base Salary	2016 Base Salary % to Market Median	January 1, 2017 Base Salary	2017 Base Salary % to Market Median
Ajita G. Rajendra	$1,000,000	106%	$1,030,000	105%

John J. Kita	533,000	107%	549,000	104%

James F. Stern	496,000	108%	511,000	106%

Kevin J. Wheeler	429,000	105%	442,000	101%

Mark A. Petrarca	429,000	112%	442,000	109%

Executive Incentive Compensation

We include both annual and long-term incentives in our executive compensation package. The goal of our incentive plans is to focus executives on both short-term financial and strategic objectives, while ensuring their commitment to our long-term growth and stability. Our incentive plans tie financial awards to our financial and strategic success and the interests of our stockholders, and provide pay in addition to annual base salary when warranted by corporate financial performance.

Annual Incentive Compensation

Each year, the PCC reviews and approves our financial objectives for both the company and its business units. The executive annual incentive bonus is tied to achieving those objectives. The better we perform relative to these objectives, the higher the incentive bonus payment.

The annual target incentive bonus typically is calculated as a percent of annual base pay as of January 1 of the performance year. The target percent for incentive compensation, like base salary, is determined through periodic benchmarking and review of the median level survey data provided by Willis Towers Watson. Annual incentive compensation represents an “at risk” component of the executive compensation package. Actual incentive bonus amounts are dependent upon performance against specific measurements and, through 2016, may vary from 0% to 200% of targeted amounts.

As a general principle, the portion of an executive’s compensation tied to incentive compensation increases with the executive’s level of responsibility. Thus, the chief executive officer’s annual incentive opportunity is greater than that of the other named executive officers. We targeted an annual incentive opportunity for the chief executive officer at 110% of base pay in 2016 based upon Willis Towers Watson survey data for comparably situated executives. The relationship of our incentive targets to market median comparisons is illustrated in the following table.

Name	2016 Target % of Base Salary	Target Incentive % to Market Median
Ajita G. Rajendra	110	95
John J. Kita	70	95
James F. Stern	67	106
Kevin J. Wheeler	67	103
Mark A. Petrarca	57	97

The 2016 annual incentive plan for all corporate executives was based on achieving a target financial measure of 19.74% Return on Equity, which the PCC established at its February, 2016 meeting based upon historical performance, its assessment of the 2016 business plan, the competitive environment and overall performance objectives. Return on Equity is calculated by dividing net income by stockholder equity, adjusted to exclude certain extraordinary or nonrecurring items, as provided for in the 2016 annual incentive plan. We use Return on Equity as the basis for determining annual incentive compensation for corporate executives because we believe it represents a sound measure of our performance that is easily recognized and readily used by investors and that links executive performance to stockholder interests. For Mr. Wheeler, who is a business unit executive, we used two components: Return on Equity of 19.74% and business unit performance based on meeting an internal financial objective, Return on Performance Assets, at the business unit.

Return on Performance Assets is calculated by dividing the business unit’s operating earnings before interest and taxes by total business unit’s net assets excluding cash and equivalents, debt and income tax accounts. This calculation emphasizes asset optimization and, therefore, is a better indicator of return on our investment at the business unit level. Seventy percent (70%) of the incentive opportunity for Mr. Wheeler was contingent upon achieving the Return on Performance Assets financial goal, with the balance linked to our company achieving its Return on Equity goal.

We reported record earnings in 2016 and achieved 123.7 of the corporate Return on Equity incentive bonus target and 129.6 of the Return on Performance Assets target. Accordingly, the named executive officers were awarded incentive compensation bonuses set forth in the table below.

2016 Annual Incentive Awards

Name	Amount
Ajita G. Rajendra	$1,360,000
John J. Kita	462,000
James F. Stern	411,000
Kevin J. Wheeler	368,000
Mark A. Petrarca	303,000

Long-Term Incentive Compensation

Long-term incentive compensation consists of stock options, restricted stock units and performance units, all of which are focused on ensuring sustained performance over a multi-year period. We believe strongly that equity-based long-term incentives effectively link the interests of senior management to the interests of our stockholders. The allocation of total value between each of the long-term incentive components may vary from year-to-year based on our focus, as determined by the PCC. The long-term incentive portion of an executive’s compensation is “at risk” and is dependent upon corporate performance and growth in stock value.

The stated purpose of the Combined Incentive Compensation Plan, which is the vehicle for awarding long-term incentives, is to provide compensation as an incentive to induce key employees to remain in our employ and to encourage them to secure or increase their stock ownership in our company or to otherwise align their interests with our stockholders. The Combined Incentive Compensation Plan motivates behavior through growth-related incentives to achieve long-range revenue and profitability goals.

The total target value of all long-term incentive components is compared to comparable positions in the marketplace. Again, the PCC utilizes Willis Towers Watson to assist in benchmarking against the median level of surveyed companies to determine market competitive long-term incentive targets for executive positions.

Based upon the analysis provided by Willis Towers Watson in October 2015, long-term incentive grants to our named executive officers were valued in the aggregate at 102% of market median.

The following table shows long-term incentive grants to named executive officers in 2016, and compares such grants to market median.

Name	2016 Long-Term Incentives Target Value	Projected Market Median
Ajita G. Rajendra	$2,960,000	100%
John J. Kita	790,000	100%
James F. Stern	550,000	103%
Kevin J. Wheeler	530,000	100%
Mark A. Petrarca	415,000	106%

Emphasis on Performance-Based Awards

Our consistent approach since 2008 is to structure our awards so that restricted stock units represent 33% of our long-term incentive awards, stock options 33%, and performance units 34%. All of these long-term awards are performance-based.

Restricted stock units entitle the executive to receive a share of Common Stock for each unit when the restricted stock unit vests. Restricted stock units are time-based, but have a minimum performance threshold based on Average Return on Equity that must be achieved in order to vest. The Average Return on Equity is calculated by dividing net income by stockholder equity, adjusted to exclude certain extraordinary and non-recurring items, averaged over the three-year vesting period. We use Average Return on Equity because we believe it represents a sound measure of our performance that is easily recognized and readily used by investors and that links executive performance to stockholder interest over the three-year performance period of the award. The value to the executive of restricted stock units is dependent upon the value of our Common Stock at the time of vesting. Restricted stock units are used to provide a combination of retention value and incremental performance incentives. For 2016, the minimum Average Return on Equity for restricted stock unit payouts was 5%.

Stock options granted through the Combined Incentive Compensation Plan are valued at fair market value on the day of the grant, which is calculated by averaging the high and the low trading prices of our Common Stock on the NYSE on the day of the grant. The value of options to an executive is entirely dependent upon the growth of our stock price over the option price. Under the terms of the Combined Incentive Compensation Plan, options may not be repriced once granted. Stock options are used to incent higher stock prices and incremental stockholder value creation, as no value is realized unless the stock price increases above the grant price.

The PCC elected to continue to use Return on Invested Capital as a percent of the Cost of Capital as the performance measure for performance units in 2016. We believe Return on Invested Capital represents a sound measure of how effectively executives manage capital. The goal is to achieve Return on Invested Capital as a percent of the Cost of Capital at or above 100%. Performing at this level means we are maintaining or creating additional stockholder value. We calculate Return on Invested Capital by taking net operating profit after taxes and dividing it by total capital. As with annual incentive compensation objectives, the PCC sets targets at levels that are difficult to achieve, but with the expectation they are attainable.

Performance units are valued at the time of grant at $100. Their value to the executive is dependent upon Return on Invested Capital performance as a percent of the Cost of Capital over a three-year vesting period. For 2016, the PCC continued the performance/payout relationship previously implemented. We must earn 100% Return on Invested Capital as a percent of the Cost of Capital during the measurement period in order for executives to achieve a minimum payout under the plan. At 100% performance, executives will earn 50% of their target value. Target value payouts will be earned at 235% performance over the course of the measurement period and a maximum payout of 200% of target will be earned should we return 471% Return on Invested Capital as a percent of the Cost of Capital between January 1, 2016 and December 31, 2018.

ROIC Achieved as a % of Cost of Capital	2016 Plan Payout
100%	50% - Minimum
235%	100% - Target
471%	200% - Maximum

Through December 2016, which includes one year of the three-year performance period, the performance units granted in February 2016 had an estimated value of approximately 182% of their target value. Through December 2016, which includes two years of the three-year performance period, the performance units granted in February 2015 had an estimated value of approximately 176% of their target value.

At target, the combined value of the three components of executive long-term incentives (stock options, restricted stock units and performance awards) should represent market median long-term incentive awards consistent with the Willis Towers Watson survey. Based upon the PCC’s October 2016 analysis, target long-term incentives for our named executive officers compared to market median are reflected on the table on page 24.

Payout of 2014-2016 Performance Awards

Performance units awarded in February 2014 for the period 2014-2016 were paid in February 2017. These awards were based upon the Return on Invested Capital (“ROIC”) as a percent of the Cost of Capital for the three-year period

(2014-2016). The units originally were valued at $100 per share. Based upon our performance during the measurement period, our ROIC exceeded the Cost of Capital by over 291.7%, which resulted in the units being paid out at $161.00 per share.

Timing of Awards

Long-term incentive grants are awarded annually in February, shortly after earnings are released for the prior year. During its December, 2014 meeting, the PCC approved a resolution granting the Chief Executive Officer the authority to implement mid-year equity grants as they relate to senior management employee promotions and new hires in order to align them as quickly as possible to stockholder interests and to make equity adjustments if circumstances warrant. This authority does not include mid-year grants for executive officers.

Share Ownership Guidelines

We have developed share ownership guidelines requiring minimum levels of Common Stock accumulation and ownership, depending on the executive’s position. Current ownership guidelines applicable to current named executive officers are as follows, based on the average stock price in the prior year:

Executive	Guideline
(Multiple of salary range midpoint)
Ajita G. Rajendra	5X
John J. Kita	3X
James F. Stern	3X
Kevin J. Wheeler	3X
Mark A. Petrarca	3X

These ownership guidelines are targeted to be competitive with comparable positions in the marketplace. They also are intended to align executive interests with those of our stockholders. The PCC periodically monitors ownership guidelines to ensure they are consistent with the market, and makes adjustments, as appropriate. Executives are expected to achieve these ownership guidelines within a reasonable period of time after becoming an executive at our company. Once achieved, the level of ownership must be maintained. Including granted but unvested restricted stock units, all named executive officers are in compliance with the ownership guidelines, except for Kevin J. Wheeler, who became a named executive officer in 2014. Mr. Wheeler is on track to reach the ownership guideline within a reasonable period of time.

Consideration of Risk in Executive Compensation Plans

We believe our total compensation package mitigates unreasonable risk-taking by our senior executives. In this regard, we strike a balance between short-term and long-term cash and equity awards. A significant portion of our executives’ pay is linked to the achievement of financial goals directly aligned to stockholder interests: Return on Equity and Return on Invested Capital as a percent of the Cost of Capital. The competitive annual incentive plan rewards executives for achieving short-term performance targets, which keeps them focused on day-to-day business fundamentals. On the other hand, our long-term cash and equity awards incent executives to take a long-term view of our company and to assume reasonable risks to develop new products, explore new markets and expand existing business.

Further, our executives are stockholders with established share ownership guidelines requiring them to acquire and hold A. O. Smith stock. Their stock grants vest over three-year periods so they are incented to build stockholder value over time. Their cash performance units also are subject to vesting over a three-year period and their payout is tied to Return on Invested Capital over the same period of time.

Our performance-based pay components are tied to company-wide results. We have implemented caps on our annual cash incentive plan and our long-term performance units. Our equity programs limit and define the number of shares, but the value of the award is determined by the stock market at the time they vest or are exercised, which we believe provides a strong connection with stockholder interests.

The PCC reviewed the company’s annual and long-term incentive plans at the PCC’s July 2016 meeting. As a result of its review, the PCC concluded that our program is unlikely to place the company at material risk. In this regard, several of our current practices effectively mitigate risk and promote performance.

As part of this process, the PCC reviewed the risk assessment process conducted by Willis Towers Watson at the PCC’s direction and discussed with Willis Towers Watson any changes over the last year that could impact risk. The PCC concluded that no plan changes were implemented in 2016 that would affect the existing risk profile of any of the plans.

In addition, we have implemented an executive compensation reimbursement policy, requiring the executives to reimburse incentive compensation erroneously awarded in certain circumstances in the event of a material restatement, commonly called a “clawback.” We believe this policy, discussed in greater depth in the section of the Compensation Discussion and Analysis entitled, “Executive Compensation Reimbursement Policy,” mitigates the risk of a financial restatement by ensuring that our executive officers continuously monitor and maintain the accuracy of our reported financial results.

Executive Life Insurance

The A. O. Smith Executive Life Insurance Plan is a program intended to provide income security for a named beneficiary in the event of death. The plan generally provides a market-competitive life insurance benefit equal to three times the executive’s annual base salary during employment and one times the annual base salary after retirement. We may at our discretion transfer ownership of the post-retirement policy equivalent of one times annual base salary to an executive upon retirement.

Executive Pension

The retirement plans provided to our executives are consistent with our philosophy of providing competitive retirement benefits for all employees in order to attract and retain critical talent, as well as ensure a secure retirement for employees who contributed to our success over a sustained period of time.

Executive pension benefits are provided in one of two ways, depending on when the executive became eligible. One is through a qualified defined benefit plan, the A. O. Smith Retirement Plan, which closed to new entrants on January 1, 2010 and which stopped accruing benefits for participants on December 31, 2014. For executives hired or promoted into a qualifying executive position prior to July 2010, this defined benefit plan is complemented by a non-qualified supplemental retirement plan. Executives hired or promoted into a qualifying executive position after July 2010 do not participate in the existing supplemental executive retirement plan, but are eligible to participate in a defined contribution restoration plan described in the “Defined Contribution Retirement Savings Plan” section below.

A detailed discussion of terms of the defined benefit plans follows the “Pension Benefits” table.

Defined Contribution Retirement Savings Plan

We have a defined contribution plan, the A. O. Smith Retirement Security Plan, for all U.S. salaried employees, including the named executive officers. The plan is structured as a 401(k) plan with a 100% match on the first 1% of employee savings and a 50% match on the next 5% of employee savings. We provide a company contribution under the A. O. Smith Nonqualified Deferred Compensation Plan to executives who contributed the maximum eligible tax-deferred employee contributions allowed by law to the 401(k) Plan. The amount of the company contribution to the executive under the Nonqualified Deferred Compensation Plan is the difference between the match the executive would have received without the restrictions placed on compensation eligible for contributions to the 401(k) plan by the Internal Revenue Code and the actual match received under the 401(k) plan.

The A. O. Smith Retirement Security Plan also provides an annual non-matching company contribution to employee 401(k) accounts of 3% of employee base salary and bonus up to the compensation limits specified in the Internal Revenue Code. This non-matching contribution was introduced as of January 1, 2015, at the time employees ceased accruing benefits under the A. O. Smith Retirement plan. Additionally, a defined contribution restoration plan is available for executives who are not eligible for the supplemental executive retirement plan. They receive an annual company contribution under the A. O. Smith Nonqualified Deferred Compensation Plan of 3% of pay (base plus bonus) based on pay above the Internal Revenue Service pay limit. Mr. Wheeler is the only named executive participating in the defined contribution restoration plan.

A discussion of the A. O. Smith Nonqualified Deferred Compensation Plan, under which executives may elect to defer all or part of their salary, annual incentive bonus or restricted stock units, follows the “Nonqualified Deferred Compensation” table.

Executive Perquisites

We provide a perquisite allowance to our senior executives, paid semi-monthly. From time to time, the PCC reviews the perquisite allowance program against current market trends. In December 2016, the PCC reviewed and approved freezing and grandfathering the value of the perquisite allowance at the current amount for executives currently in the perquisite allowance program. All new executives will be eligible for the executive physical program and reimbursement for tax planning and preparation services, but will not receive a semi-monthly perquisite allowance. Perquisite allowances for the named executive officers are:

Executive	Annual Allowance
Ajita G. Rajendra	$60,000
John J. Kita	40,000
James F. Stern	40,000
Kevin J. Wheeler	40,000
Mark A. Petrarca	35,000

In addition to the grandfathered perquisite allowance, executives may receive executive physicals, reimbursement for spousal travel to Board or executive meetings for business purposes, including, on an infrequent basis, spousal travel on the corporate aircraft for such meetings, occasional tickets to sporting events and other items of incidental value.

Executive Agreements

The named executive officers participate in the A. O. Smith Senior Leadership Severance Plan (the “Plan”), which protects executives financially in the event of employment termination in circumstances identified in the Plan, including a change in control of our company. These protections help to ensure that executives will remain focused on managing our company in the event of a pending change in control or other circumstances. Furthermore, this Plan provides a more attractive compensation package when recruiting key talent. Lastly, instead of negotiating individual separation arrangements upon a termination, the PCC can ensure consistent and equitable treatment for all executives.

The Plan provides each executive with a cash severance (represented as a multiple of their annual cash compensation), medical benefit continuation and outplacement services. Additionally, vesting of long-term incentive awards is accelerated in certain cases. To be covered by the Plan, an executive must sign a noncompete, nonsolicitation, assignment of inventions and confidentiality agreement. To receive these benefits, an executive must sign a release from future claims against our company. The Plan also provides for enhanced cash severance benefits upon a change in control, as discussed below.

Additionally, as an inducement to hire, Mr. Rajendra requested and was provided with a pension supplement which is described in more detail in the compensation tables and narrative section of this disclosure. This pension supplement was intended to replace benefits he forfeited in order to join us.

Tax Considerations

The PCC considers its primary goal to be the design of compensation strategies that further the economic interests of our company and stockholders. The PCC intends to deliver executive compensation programs in a manner that is tax-effective (for Section 162(m) and other purposes) for our company and employees to the extent practicable. In certain cases, the PCC may determine that the amount of tax deductions lost is insignificant when compared to the potential opportunity a compensation program provides for creating stockholder value. The PCC therefore retains the ability to pay appropriate compensation even if it may result in the nondeductibility of certain compensation.

Executive Compensation Reimbursement Policy

The PCC has implemented a requirement that executive officers who receive payments of performance-based awards (annual or long-term incentive awards, stock-based awards, and any other form of cash or equity compensation other than salary) must, upon request of the PCC, reimburse us for those payments where, (1) the payments were based on the achievement of certain financial results during a specified performance period; (2) the financial results were subsequently subject to a material restatement; and (3) the restatement resulted from material noncompliance with financial reporting requirements under applicable laws. Beginning in 2016, the PCC revised award agreements to also provide for reimbursement in the PCC’s discretion when an executive officer has direct knowledge of conduct that is materially adverse to our company, including conduct that could warrant dismissal or is a violation of our Guiding Principles code of conduct, or any law, regulation or listing standard, regardless of whether we learn of the conduct before or after the executive officer’s termination of employment. In those circumstances, we may obtain reimbursement, or “clawback,” of any amount by which the payment of the award to the executive officer exceeds the lower payment that would otherwise have been made to the executive officer based on the restated financial results, or an amount equal to the financial, reputational or other harm incurred by our company as a result of the materially adverse conduct. If the clawback arises from a material restatement of our financial results, we will not seek reimbursement of payments of awards where the payment was made more than three years before the occurrence of the restatement. If the clawback relates to knowledge of materially adverse conduct, there is no time limit imposed in the award agreements on our reimbursement rights.

The PCC believes that implementing this reimbursement requirement for all awards issued under our various incentive plans, including our Combined Incentive Compensation Plan, is important to help ensure that our executive officers continuously monitor and maintain the accuracy of our reported financial results and comply with all regulations, and our code of conduct. Further, the PCC believes that this reimbursement requirement aligns our executive officers’ compensation with our interests in ensuring full compliance with financial reporting requirements to which we are subject as a public company and our commitment to conduct business in compliance with all legal requirements and our Guiding Principles. We believe the reimbursement requirement will further align our executive compensation programs with our core compensation philosophy and objectives by tying payments on performance awards and annual incentive compensation to actual achieved financial results of our company and our culture of compliance. This will further serve our long-term objective of aligning compensation of our executive officers with the interests of our stockholders.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table reflects information concerning compensation awarded to, earned by or paid to our chief executive officer, chief financial officer and other named executive officers during fiscal years 2016, 2015, and 2014.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)
Ajita G. Rajendra Chariman, President and Chief Executive Officer	2016 2015 2014	$1,000,000 980,000 932,000	$0 0 0	$976,703 907,568 857,372	$976,803 907,465 857,672	$2,785,000 2,904,750 1,981,000	$1,407,540 1,160,115 1,900,662	$158,380 150,376 133,715	$7,304,426 7,010,274 6,662,421

John J. Kita Executive Vice President and Chief Financial Officer	2016 2015 2014	533,000 522,000 497,000	0 0 0	260,644 250,119 239,321	260,722 250,018 239,023	857,000 986,000 838,000	1,087,871 971,570 1,560,085	84,756 82,196 76,824	3,083,993 3,061,903 3,450,253

James F. Stern Executive Vice President, General Counsel and Secretary	2016 2015 2014	496,000 486,000 462,900	0 0 0	181,469 182,436 164,969	181,482 182,471 164,587	685,000 786,000 693,000	325,644 234,448 410,594	76,916 75,490 92,114	1,946,511 1,946,845 1,988,164

Kevin J. Wheeler Senior Vice President, President, North America, India, Europeand Export	2016 2015 2014	429,000 420,000 360,000	0 0 8,000	174,818 164,900 164,969	174,865 164,962 164,587	642,000 699,500 325,000	64,584 0 144,570	94,715 82,554 56,918	1,579,982 1,531,916 1,224,044

Mark A. Petrarca Senior Vice President, Human Resources and Public Affairs	2016 2015 2014	429,000 420,000 399,500	0 0 0	136,814 137,520 137,087	136,978 137,497 137,294	529,000 607,875 519,000	377,966 234,553 548,919	67,992 69,113 61,104	1,677,750 1,606,558 1,802,904

[1]	Includes amounts earned in 2016, even if deferred.

[2]

The amounts included in the “Stock Awards” column are the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 10 to our 2016 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

[3]

The amounts included in the “Option Awards” column are the aggregate grant date fair value of stock options granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 10 to our 2016 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

[4]

Reflects the annual incentive bonus for 2016 and performance units for the period 2014 to 2016, which, respectively, for each named executive officer are as follows: Mr. Rajendra, $1,360,000 and $1,425,000; Mr. Kita, $462,000 and $395,000; Mr. Stern, $411,000 and $274,000; Mr. Wheeler, $368,000 and $274,000, and Mr. Petrarca, $303,000 and $226,000.

[5]

Reflects the change in pension value for each named executive officer. The actuarial present value of the pension value for Mr. Wheeler decreased from December 31, 2014, to December 31, 2015, by $16,994. Pursuant to SEC rules, the amount of this decrease is not reflected in the sum shown. As permitted by SEC rules, the amount shown for Mr. Wheeler reflects the net change in the actuarial present value of his pension benefit under these plans. This change in the present value results from the actuarial method and interest rate assumptions used for financial accounting purposes to calculate the current value of a future pension benefit payout. For 2015, the decrease in the actuarial present value of pension benefit for the indicated named executive was primarily attributable to increased interest rate assumptions and an increased discount rate used to calculate the present value of this benefit.

[6]	Additional information regarding other compensation as provided in the “Components of 2016 All Other Compensation” table below.

COMPONENTS OF 2016 ALL OTHER COMPENSATION

Name	Company Contributions to Retirement and 401(k) Plans ($)[1]	Dividends on Restricted Stock and Stock Units ($)[2]	Perquisite Allowance ($)[3]	Other ($)[4]	Total ($)
Ajita G. Rajendra	$42,950	$47,966	$60,000	$7,464	$158,380

John J. Kita	26,605	13,393	40,000	4,758	84,756

James F. Stern	25,310	9,373	40,000	2,233	76,916

Kevin J. Wheeler	43,695	8,640	40,000	2,380	94,715

Mark A. Petrarca	22,965	7,397	35,000	2,630	67,992

[1]

Amounts shown are company 401(k) plan matching contribution and contribution to the A. O. Smith Nonqualified Deferred Compensation Plan. For 2016, each officer received a $9,275 company 401(k) plan matching contribution, a $7,950 company 401(k) plan non-matching contribution and the following Nonqualified Deferred Compensation Plan contributions: Mr. Rajendra, $25,725; Mr. Kita, $9,380 Mr. Stern, $8,085; Mr. Wheeler, $26,470; and Mr. Petrarca, $5,740.

[2]	Dividends on deferred restricted stock and restricted stock units are credited to the executive officer’s account in the A. O. Smith Nonqualified Deferred Compensation Plan.

[3]	Executive officers receive a single perquisite allowance, as discussed in greater depth in the “Executive Perquisites” section of the Compensation Discussion and Analysis.

[4]	Amounts shown include payments for life insurance premiums for all named executive officers, executive physicals, if taken, and spousal travel to Board or executive meetings for business purposes.

GRANTS OF PLAN-BASED AWARDS

The table below reflects the plan-based awards made under the Combined Incentive Compensation Plan to each of the named executive officers during 2016. All amounts were adjusted to reflect the 2-for-1 stock split implemented on October 5, 2016.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[1]	All Other Option Awards: Number of Securities Under- lying Options (#)[2]	Exercise or Base Price of Option Awards ($/Sh) ($)[3]	Grant Date Fair Value of Stock and Option Awards ($)[4]
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ajita G. Rajendra	2/8/2016	[5]	$2,860	$1,100,000	$2,200,000	N/A	N/A	N/A
	2/8/2016	[6]	503,250	1,006,500	2,013,000
	2/8/2016									124,010	$31.670	$976,802
	2/8/2016								30,840			976,703

John J. Kita	2/8/2016	[5]	970	373,100	746,200	N/A	N/A	N/A
	2/8/2016	[6]	134,250	268,500	537,000
	2/8/2016									33,100	31.670	260,722
	2/8/2016								8,230			260,644

James F. Stern	2/8/2016	[5]	864	332,320	664,640	N/A	N/A	N/A
	2/8/2016	[6]	93,500	187,000	374,000
	2/8/2016									23,040	31.670	181,481
	2/8/2016								5,730			181,469

Kevin J. Wheeler	2/8/2016	[5]	224	287,430	574,860	N/A	N/A	N/A
	2/8/2016	[6]	90,000	180,000	360,000
	2/8/2016									22,200	31.670	174,865
	2/8/2016								5,520			174,818

Mark A. Petrarca	2/8/2016	[5]	636	244,530	489,060	N/A	N/A	N/A
	2/8/2016	[6]	70,500	141,000	282,000
	2/8/2016									17,390	31.670	136,978
	2/8/2016								4,320			136,814

[1]

Shows the number of restricted stock units granted to each named executive officer in 2016 under the Combined Incentive Compensation Plan. Restricted stock units vest on February 8, 2019 (three years from grant date), except in the event of dismissal or voluntary resignation prior to vesting, if not retirement eligible. The grant date fair value of these awards was $31.670 per restricted stock unit, based upon the average of the highest and lowest price on the date of grant. Dividends on restricted stock and restricted stock units are credited to the named executive officer’s account in the Executive Supplemental Profit Sharing Plan.

[2]

Shows the number of stock options granted to each named executive officer in 2016 under the Combined Incentive Compensation Plan. Options vest and become exercisable in three equal installments. For options granted in February 2016 they partially vest beginning February 8, 2017, one year after the grant date. Vested options may be exercised within 90 days of voluntary termination.

[3]	The exercise price is the average of the highest and lowest price on the effective date of grant.

[4]

The value of the restricted stock units and stock option awards are the aggregate grant date fair value of restricted stock units and stock options granted during a year calculated in accordance with FASB ASC Topic 718.

[5]	Amounts reflect the threshold, target, and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan for annual incentive bonus for 2016.

[6]

Amounts reflect the threshold, target and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan as performance units for the period 2016 to 2018. Performance units have a value of $100 per unit at time of grant. The actual value of performance units is dependent upon Return on Invested Capital performance over the three-year vesting period, as more fully explained under “Compensation Discussion and Analysis – Long-Term Incentive Compensation.”

No named executive officer at our company has an employment agreement for a specific period of time. Rather, all executives serve at the pleasure of the Board. Each named executive officer participates in the Senior Leadership Severance Plan. See the discussion entitled, “Employment Contracts, Termination of Employment and Change in Control Arrangements” for additional information.

Further, Mr. Rajendra has a pension agreement, which is reviewed in the discussion following the “Pension Benefits” table. Otherwise, his compensation is consistent with the policies and practices discussed in the “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

The table below reflects all outstanding equity awards made under the Combined Incentive Compensation Plan to each of the named executive officers. All amounts were adjusted to reflect the 2-for-1 stock split implemented on October 5, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Ajita G. Rajendra	67,200 127,800 63,600 52,400 96,000 116,800 69,133 35,244 0	0 0 0 0 0 0 34,567 70,486 124,010	0	$5.940 4.751 6.983 10.779 11.493 17.462 23.235 30.765 31.670	02/11/18 02/09/19 02/08/20 02/07/21 02/13/22 02/11/23 02/10/24 02/09/25 02/08/26	36,900 29,500 30,840	$1,747,215 1,396,825 1,460,274	0	0

John J. Kita	37,200 19,267 9,710 0	0 9,633 19,420 33,100	0	17.462 23.235 30.765 31.670	02/11/23 02/10/24 02/09/25 02/08/26	10,300 8,130 8,230	487,705 384,956 389,691	0	0
James F. Stern	25,200 13,267 7,087 0	0 6,633 14,173 23,040	0	17.462 23.235 30.765 31.670	02/11/23 02/10/24 02/09/25 02/08/26	7,100 5,930 5,730	336,185 280,786 271,316	0	0
Kevin J. Wheeler	5,600 8,000 14,000 16,000 13,267 6,407 0	0 0 0 0 6,633 12,813 22,200	0	6.983 10.779 11.493 17.462 23.235 30.765 31.670	02/08/20 02/07/21 02/13/22 02/11/23 02/10/24 02/09/25 02/08/26	7,100 5,360 5,520	336,185 253,796 261,372	0	0
Mark A. Petrarca	20,800 11,067 5,340 0	0 5,533 10,680 17,390	0	17.462 23.235 30.765 31.670	02/11/23 02/10/24 02/09/25 02/08/26	5,900 4,470 4,320	279,365 211,655 204,552	0	0

[1]

All references to shares mean shares of the company’s Common Stock. Mr. Rajendra will have the right to exercise an option for 34,567 shares at the exercise price of $23.235 on February 10, 2017; 35,243 shares at the exercise price of $30.765 on February 9, 2017; 35,243 shares at the exercise price of $30.765 on February 9, 2018; 41,337 shares at the exercise price of $31.670 on February 8, 2017; 41,336 shares at the exercise price of $31.670 on February 8, 2018; and 41,337 shares at the exercise price of $31.670 on February 8, 2019. Mr. Kita will have the right to exercise an option for 9,633 shares at the exercise price of $23.235 on February 10, 2017; 9,710 shares at the exercise price of $30.765 on February 9, 2017; 9,710 shares at the exercise price of $30.765 on February 9, 2018; 11,034 shares at the exercise price of $31.670 on February 8, 2017; 11,033 shares at the exercise price of $31.670 on February 8, 2018; and 11,033 shares at the exercise price of $31.670 on February 8, 2019. Mr. Stern will have the right to exercise an option for 6,633 shares at the exercise price of $23.235 on February 10, 2017; 7,086 shares at the exercise price of $30.765 on February 9, 2017; 7,087 shares at the exercise price of $30.765 on February 9, 2018; 7,680 shares at the exercise price of $31.670 on February 8, 2017; 7,680 shares at the exercise price of $31.670 on February 8, 2018; and 7,680 shares at the exercise price of $31.670 on February 8, 2019. Mr. Wheeler will have the right to exercise an option for 6,633 shares at the exercise price of $23.235 on February 10, 2017; 6,406 shares at the exercise price of $30.765 on February 9,

2017; 6,407 shares at the exercise price of $30.765 on February 9, 2018; 7,400 shares at the exercise price of $31.670 on February 8, 2017; 7,400 shares at the exercise price of $31.670 on February 8, 2018; and 7,400 shares at the exercise price of $31.670 on February 8, 2019. Mr. Petrarca will have the right to exercise an option for 5,533 shares at the exercise price of $23.235 on February 10, 2017; 5,340 shares at the exercise price of $30.765 on February 9, 2017; 5,340 shares at the exercise price of $30.765 on February 9, 2018; 5,797 shares at the exercise price of $31.670 on February 8, 2017; 5,796 shares at the exercise price of $31.670 on February 8, 2018; and 5,797 shares at the exercise price of $31.670 on February 8, 2019.

[2]

Mr. Rajendra will vest in 36,900 restricted stock units on February 10, 2017; 29,500 restricted stock units on February 9, 2018; and 30,840 restricted stock units on February 8, 2019. Mr. Kita will vest in 10,300 restricted stock units on February 10, 2017; 8,130 restricted stock units on February 9, 2018; and 8,230 restricted stock units on February 8, 2019. Mr. Stern will vest in 7,100 restricted stock units on February 10, 2017; 5,930 restricted stock units on February 9, 2018; and 5,730 restricted stock units on February 8, 2019. Mr. Wheeler will vest in 7,100 restricted stock units on February 10, 2017; 5,360 restricted stock units on February 9, 2018; and 5,520 restricted stock units on February 8, 2019. Mr. Petrarca will vest in 5,900 restricted stock units on February 10, 2017; 4,470 restricted stock units on February 9, 2018; and 4,320 restricted stock units on February 8, 2019.

[3]	Market value determined by the NYSE closing market price of $47.35 on December 30, 2016, the last trading day of the fiscal year.

OPTION EXERCISES AND STOCK VESTED

The following table provides information related to options exercised and stock vested for each of the named executive officers during fiscal year 2016. All amounts were adjusted to reflect the 2-for-1 stock split implemented on October 5, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Ajita G. Rajendra	0	0	41,600	$1,317,389

John J. Kita	22,000	$633,204	13,200	418,018

James F. Stern	70,000	1,629,726	8,800	278,678

Kevin J. Wheeler	0	0	5,600	177,341

Mark A. Petrarca	0	0	7,200	228,010

[1]	Based on NYSE closing price of the Common Stock on the vesting date.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ajita G. Rajendra	A. O. Smith Retirement Plan Executive Supplemental Pension Plan Special Pension Arrangement	9.92 11.92	$466,928 6,739,012 1,200,374	0

John J. Kita	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	26.28 28.28	1,129,663 6,115,535	0

James F. Stern	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	7.59 9.59	242,414 1,473,478	0

Kevin J. Wheeler	A. O. Smith Retirement Plan	20.12	719,122	0

Mark A. Petrarca	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	15.57 17.57	485,932 1,968,969	0

We maintained a qualified defined benefit pension plan, the A. O. Smith Retirement Plan, for all eligible salaried employees that was closed to new entrants in 2010. Credited service was determined as of December 31, 2014, when the Plan was frozen. The plan provides a monthly retirement benefit at normal retirement age equal to 1.1% of five-year final average pay, plus 0.5% of five-year final average pay in excess of social security compensation multiplied by credited service up to a 40-year maximum. Average annual pay includes base salary and 50% of annual bonus. Benefit accruals under the A. O. Smith Retirement Plan ceased as of December 31, 2014. In its place, we provide a nonelective company contribution under the A. O. Smith Retirement Security Plan, which is our 401(k) plan.

We also maintain the A. O. Smith Corporation Executive Supplemental Pension Plan to provide benefits to an executive whose benefits in the A. O. Smith Retirement Plan are subject to limitations under the Internal Revenue Code and to take into account 100% of an executive’s annual incentive bonus. The Executive Supplemental Pension

Plan provides a benefit equivalent to 1.65% of the executive’s five-year final average pay times years of credited service up to a 40-year maximum, less the benefit provided from the A. O. Smith Retirement Plan. In July 2010, the PCC decided to continue the existing Executive Supplemental Pension Plan for all executive officers participating at that time, which includes Messrs. Rajendra, Kita, Stern, and Petrarca. Its decision, however, reduces the final retirement benefit for affected executives by the amount of the monthly benefit that was lost when the A. O. Smith Retirement Plan stopped accruing benefits on December 31, 2014. Executives hired or promoted to a qualifying position after July 2010 do not participate in the existing defined benefit Executive Supplemental Pension Plan. Instead, they participate in a defined contribution restoration plan that will provide a 3% contribution under the A. O. Smith Nonqualified Deferred Compensation Plan per year of pay (base salary plus annual bonus) based on compensation above the Internal Revenue Service limit. All named executive officers participate in the Executive Supplemental Pension Plan except Mr. Wheeler. Mr. Wheeler participates in the defined contribution restoration plan.

The normal retirement age under the A. O. Smith Retirement Plan and the Executive Supplemental Pension Plan for Mr. Rajendra is 66; for Messrs. Kita, Stern, Petrarca and Wheeler, the normal retirement age is 67. Each plan provides for early retirement as early as age 57 and 10 years of service but with reductions in the normal retirement benefit. The reductions for benefits provided by the A. O. Smith Retirement Plan are equal to 6.67% per year between the age at retirement and the executive’s normal retirement age less three years (also called the unreduced retirement age). Messrs. Rajendra and Kita are currently eligible for early retirement. If an executive retires early, the single lump-sum amount to be paid from the Executive Supplemental Pension Plan is calculated based upon the unreduced benefit commencing at the unreduced retirement age discounted for interest between the unreduced retirement age and executive’s age at early retirement using the after-tax yield on the Barclays Capital U.S. Corporate Index. Executives terminating before age 57 and 10 years of service with a vested benefit receive a single lump-sum amount from the Executive Supplemental Pension Plan calculated in the same manner as for early retirement except the benefit is based upon the unreduced benefit commencing at the executive’s normal retirement age, discounted for interest between the executive’s normal retirement age and the executive’s age at termination.

The “Present Value of Accumulated Benefit” set forth in the table above is based on assumptions and valuation dates that are the same as those used for the valuation of pension liabilities in the Company’s most recent Annual Report. Retirement age under the A. O. Smith Retirement Plan and the Supplemental Executive Retirement Plan is assumed to be the earliest age that an executive can retire with an unreduced benefit, which is age 64 for Mr. Kita, Mr. Stern, Mr. Petrarca, and Mr. Wheeler, and 63 for Mr. Rajendra. Post-retirement mortality rates are based on the RP2014 Healthy Annuitant Mortality Table (white-collar variant), including generational improvements using scale MP2016. The assumption is made that there is no probability of pre-retirement death or termination by any other cause.

The A. O. Smith Retirement Plan pays benefits in the form of a single life retirement annuity. Optional forms of annuity payment are available on an actuarially equivalent basis. The retirement benefit under the Executive Supplemental Pension Plan is paid as a single lump-sum to the executive upon retirement. The lump-sum amount is calculated by determining the amount necessary (including a tax gross-up for the tax liability attributable to the lump-sum payment) to purchase a commercial annuity that will provide an after-tax monthly amount equivalent to the after-tax amount the executive would receive if the monthly pension would be paid directly by us. To calculate the “Present Value of Accumulated Benefits” for the benefit under the Executive Supplemental Pension Plan, assumptions are made regarding the executive’s tax rate at retirement and post-retirement tax rate and a lump-sum interest rate obtained by surveying various annuity companies (currently 3.0%). As an offset to a portion of the lump-sum payment obligation to the executive, we may transfer life insurance policies to the executive valued at the cash surrender value of the life insurance policies.

We do not have a policy to grant extra years of service. One named executive has a special arrangement negotiated upon his employment with us. Having completed 10 years of service, Mr. Rajendra will be eligible for a payment of $85,000 per year. In December 2015, the parties amended this agreement to clarify that the Company will provide semi-monthly payments of $3,541.67 to Mr. Rajendra for the balance of his life, with the first payment commencing six months following his separation, as required by law. Payments are treated as taxable wages for

FICA purposes. Mr. Rajendra’s benefit is in addition to the benefits provided by the A. O. Smith Retirement Plan and the Executive Supplemental Pension Plan. This agreement was granted in order to compensate Mr. Rajendra for benefits forfeited from his prior employer upon termination.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2016 ($)	Registrant Contributions in 2016 ($)[1]	Aggregate Earnings in 2016 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2016 ($)
Ajita G. Rajendra	0	$73,691	$24,116	0	$433,904

John J. Kita	0	22,773	5,837	0	429,909

James F. Stern	$510,000	17,458	114,818	0	1,225,198

Kevin J. Wheeler	263,500	35,110	120,296	0	695,016

Mark A. Petrarca	0	13,452	15,586	0	216,990

[1]	All registrant contributions under the A. O. Smith Nonqualified Deferred Compensation Plan in 2016 are also reported in the “Summary Compensation Table.”

Each executive has an account in the A. O. Smith Nonqualified Deferred Compensation Plan, which each year is credited with supplemental company contributions and notional dividend equivalents on restricted stock and restricted stock units. The executive’s account is a bookkeeping entry only. Amounts credited to the executive’s account are credited with gains and losses each month based on the executive’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the executive’s account. The current funds available for a crediting election are: Fidelity VIP Government Money Market Division, PIMCO VIT Total Return Division, Principal LifeTime 2010 Division, Principal LifeTime 2020 Division, Principal LifeTime 2030 Division, Principal LifeTime 2040 Division, Principal LifeTime 2050 Division, Principal LifeTime 2060 Division, Principal LifeTime Strategic Income Division, Vanguard VIF Balanced Division, Edge Asset Management, Inc. Equity Income Division, MFS Growth Division, Vanguard VIF Equity Index Division, American Century VP Mid Cap Value Division, Delaware VIP Small Cap Value Division, Janus Aspen Enterprise Division, Templeton Foreign VIP Division, and A. O. Smith Stable Value Fund.

The Nonqualified Deferred Compensation Plan also allows executives to defer payment of all or a part of their base salary, annual incentive bonus or restricted stock units to a future date. Deferred amounts are credited to the executive’s account in the Nonqualified Deferred Compensation Plan, and gains and losses on the deferred amounts are credited in the same manner as described above for supplemental company contributions and notional dividend equivalents, except that deferrals of restricted stock units are deemed invested in shares of our Common Stock for purposes of determining gains and losses, and dividend equivalents on such restricted stock units are credited in the form of additional restricted stock units.

Executives are eligible to receive payment of amounts in their accounts under the Nonqualified Deferred Compensation Plan beginning upon termination of employment (six months after termination in the case of the amounts credited to accounts on or after January 1, 2005).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE IN CONTROL ARRANGEMENTS

We have a Senior Leadership Severance Plan (the “Severance Plan”), in which all of the named executive officers participate. The Board implemented the Severance Plan to establish financial protection for our executives upon various employment termination scenarios, including a change in control of our company. We believe the Severance Plan assists in retention of executives and provides a more attractive compensation package when recruiting key talent. Furthermore, instead of negotiating individual separation arrangements upon a termination, the Board can ensure consistent and equitable treatment for all executives through the Severance Plan.

The Severance Plan provides that each named executive officer will receive severance benefits upon a “Qualifying Termination” and provides for vesting of certain equity awards upon a “Change in Control.” Under the Severance Plan:

•	A “Qualifying Termination” is an involuntary termination of employment without “Cause” or a voluntary termination of employment with “Good Reason.”

•

“Cause” means any of the following: conviction or plea of nolo contendere to a felony or crime involving moral turpitude; the executive’s willful and continuing refusal to substantially perform his duties; the executive engages in conduct that constitutes willful gross neglect or willful gross misconduct, or any other material breach of the Confidentiality and Loyalty Agreement by the executive.

•

“Good Reason” means any of the following, without the executive’s consent: our company materially reduces the executive’s base salary; our company requires the executive to be based at a location in excess of 50 miles from his principal job location; material diminution in the executive’s title, authority, duties or responsibilities; the failure of our company or its business unit, as applicable, to obtain the written commitment of a purchaser of substantially all assets of our company or the business unit, to be bound to the terms of the Severance Plan; or any action or inaction by our company that constitutes a material breach of the Severance Plan.

•

A “Change in Control” is deemed to have occurred upon: the acquisition of 50% or more of our company’s or relevant business unit’s capital stock entitled to vote in the election of directors (other than acquisitions by certain members of the Smith family); a majority of the members of the Board of Directors of our company as of August 1, 2009 (or succeeding directors elected or nominated by 2/3 of the existing directors) ceasing to be continuing directors at any time; or the consummation of a reorganization, merger, or consolidation resulting in a change in ownership with respect to 50% or more of the relevant entity’s voting securities, or a sale or other disposition of more than 40% of our company’s or the relevant business unit’s assets.

In order to be covered by the Severance Plan, named executive officers must sign a noncompete, nonsolicitation, assignment of inventions, and confidentiality agreement. In order to receive severance benefits, the named executive officers must sign a release of all claims against our company and its affiliates.

The Severance Plan had an irrevocable term through July 31, 2013, and automatically renews for successive one-year periods. The Plan will automatically renew for two years upon a Change in Control.

In the event of a Qualifying Termination, Mr. Rajendra will receive 24 months of continuation of pay. Messrs. Kita, Stern, Petrarca and Wheeler will receive continuation of pay for 18 months. The continuation of pay will be equal to the executive’s annual salary and target bonus during the year of termination. Each named executive officer will also receive within 2-1/2 months after the end of the year in which the termination occurred a lump-sum payment of the actual bonus based on performance that would have been payable for the year of termination adjusted on a prorata basis based on days employed during the bonus plan year. Each named executive officer will also receive medical benefit continuation and outplacement (capped at 25% of the executive’s annual base salary) through the Severance Period (the period during which the executive receives salary continuation).

Upon a Qualifying Termination without a Change in Control, long-term incentive awards are treated as follows: (i) any unvested or unearned long-term incentive awards that were granted during the calendar year of the termination date will be forfeited; (ii) unvested stock options become vested on a prorata basis; (iii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time that were granted in any calendar year before the termination become vested on a prorata basis; and (iv) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals will be paid at the end of the actual performance period on a prorata basis based on actual performance.

Upon a Qualifying Termination within two years following a Change in Control, the named executive officers will be eligible for an enhanced benefit. The named executive officers, other than Mr. Rajendra, will receive a lump-sum severance payment equal to 15 months of base salary and target bonus, and a lump-sum payment equal to 9 months of base pay and target bonus in consideration for the noncompete provisions. Mr. Rajendra will receive a lump-sum payment equal to 24 months of base salary and target bonus, and a lump-sum payment equal to 12 months of base pay and target bonus in consideration for the noncompete provisions. Each named executive officer will also receive a lump-sum payment of the target bonus that would have been payable for the year of termination adjusted on a prorata basis based on days employed during the bonus plan year. The named executive officers also will be eligible to receive continued medical and outplacement benefits during the Severance Period.

Furthermore, upon a Change in Control, long-term incentive awards are treated as follows: (i) unvested stock options become fully vested; (ii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time become fully vested; and (iii) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals are paid out at the target amount, adjusted on a prorata basis based on the time the executive was employed during the relevant performance period. However, if the Change in Control is the result of a sale of our company’s or a relevant business unit’s assets, then the executive will only receive such treatment with respect to his long-term incentive awards if the executive experiences a Qualifying Termination within 24 months of such Change in Control.

The company will reimburse the named executive officer for excise tax liability resulting from payments received in connection with his or her termination following a Change in Control if the executive’s Parachute Payments (as defined under Internal Revenue Code Section 280G) exceed the officer’s safe harbor (as defined under Internal Revenue Code Section 280G) by more than 10 percent. The company will cap the executive’s total payment if his or her total net benefit is less than 110 percent of the executive’s respective safe harbor amount, which we refer to as “Effect of Modified Gross-up Provision” in the table below.

Set forth below are tables showing payments and benefits to each named executive officer upon a Qualifying Termination or a Change in Control and a Qualifying Termination under the Severance Plan.

We list the estimated amount of compensation payable to each of our named executive officers in each situation in the tables below assuming that a Qualifying Termination or Change in Control and Qualifying Termination occurred at December 31, 2016, and that our Common Stock had a value of $47.35, which was the closing market price for our Common Stock on December 30, 2016. The actual amount of payments and benefits can only be determined at the time of such a Qualifying Termination or Change in Control, and therefore the actual amounts would vary from the estimated amounts in the tables below.

Payments Resulting From A Qualifying Termination

December 31, 2016

Name	Severance	Prorata Bonus[1]	Stock Options	Restricted Stock Units	Performance Units[2]	Medical Coverage[3]	Outplacement[4]	Total
Ajita G. Rajendra	$4,200,000	$1,360,000	$3,988,305	$4,621,817	$2,383,700	$12,072	$250,000	$16,815,894

John J. Kita	1,359,150	462,000	1,084,584	1,267,150	656,300	19,947	133,250	4,982,381

James F. Stern	1,242,480	411,000	279,507	490,958	372,800	19,947	124,000	2,940,692

Kevin J. Wheeler	1,074,645	368,000	286,474	474,402	362,400	19,947	107,250	2,693,118

Mark A. Petrarca	1,010,295	303,000	275,132	394,684	299,100	17,866	107,250	2,407,327

[1]	Upon a Qualifying Termination or retirement, prorata bonus is based upon actual performance. The amounts in the table are based on the actual bonus for 2016.

[2]

Upon a Qualifying Termination, payout is based upon actual performance. The amounts in the table assume the 2014-2016 award will pay out at 161.0% of target and awards for other performance periods will pay out at target.

[3]	Calculated based on the employer-paid portion of medical and dental insurance for the Severance Period.

[4]	Calculated at the maximum under the Severance Plan, 25% of the named executive officer’s base salary.

Payments Resulting From A Change In Control

And Qualifying Termination Of Employment

December 31, 2016

Name	Severance	Prorata Bonus	Stock Options	Restricted Stock Units	Performance Units	Medical Coverage[1]	Outplace- ment[2]	Effect of Modified Gross-up Provision[3]	Excise Tax Gross-up	Total
Ajita G. Rajendra	$6,300,000	$1,100,000	$3,988,302	$4,621,817	$1,843,600	$18,108	$250,000	$0	$8,181,015	$26,302,842

John J. Kita	1,812,200	373,100	1,084,576	1,267,150	506,800	26,595	133,250	0	0	5,203,671

James F. Stern	1,656,640	332,320	764,173	584,382	357,000	26,595	124,000	0	0	3,845,110

Kevin J. Wheeler	1,432,860	287,430	728,051	564,277	343,300	23,821	107,250	0	1,181,901	4,668,890

Mark A. Petrarca	1,347,060	244,530	589,280	465,652	281,000	26,595	107,250	0	0	3,061,367

[1]	Calculated based on the employer paid portion of medical and dental insurance for the Severance Period.

[2]	Calculated at the maximum under the Severance Plan, 25% of the named executive officer’s base salary.

[3]	Reflects the amount by which payments to an executive will be reduced so that the executive is not required to pay excise tax.

The A. O. Smith Combined Incentive Compensation Plan allows executives who retire to continue to vest stock options, restricted stock units and performance awards on their original vesting schedule. Upon an executive’s retirement, outstanding stock options receive an accelerated expiration of the earlier of the original expiration date or five years from the date of retirement. A retiring executive is entitled to receive a prorata portion of performance units based on the period of his employment during the three-year performance period based on achievement of the performance goals. A retiring executive is also entitled to receive a prorata portion of annual incentive compensation, based on his period of employment during the performance period and actual performance achieved.

Please refer to the “Pension Benefits” and “Nonqualified Deferred Compensation” tables above and related narrative for additional information on the present value of accumulated benefits for our named executive officers.

In addition, each of our named executive officers is provided life insurance as discussed in the section, “Executive Life Insurance.” The death benefits payable as of December 31, 2016, are: $3,000,000 for Mr. Rajendra; $1,599,000 for Mr. Kita; $1,488,000 for Mr. Stern; $1,287,000 for Mr. Wheeler, and $1,287,000 for Mr. Petrarca. The death benefits payable after retirement are: $1,000,000 for Mr. Rajendra; $533,000 for Mr. Kita; $496,000 for Mr. Stern; $429,000 for Mr. Wheeler; and $429,000 for Mr. Petrarca.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

The Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on the Committee’s review and discussion with management, the Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016.

Ronald D. Brown, Chairperson

William P. Greubel, Committee Member

Bruce M. Smith, Committee Member

ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to vote, on a nonbinding advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement.

As we describe in detail in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement, we have designed our executive compensation programs to drive our long-term success and increase stockholder value. We utilize our executive compensation programs to provide competitive compensation that will attract and retain our named executive officers, encourage our named executive officers to perform at their highest levels by linking compensation with financial and performance milestones, and directly align our executive compensation with stockholders’ interests through the use of equity-based incentive awards.

The Personnel and Compensation Committee has overseen the development and implementation of our executive compensation programs in line with these core compensation principles. The Personnel and Compensation Committee also continuously reviews, evaluates and updates our executive compensation programs to help ensure that we provide competitive compensation that motivates our named executive officers to perform at their highest levels, while increasing long-term value to our stockholders. With these core compensation principles in mind, the Personnel and Compensation Committee took the following compensation actions in 2016 to align our programs with stockholder interests:

•	maintained the structure of our compensation programs and incentive awards generally to provide compensation at targeted levels based on benchmark studies;

•	conducted an annual risk assessment with respect to our executive compensation program; and

•	maintained the maximum cap in our annual incentive compensation plan at 200% of target, which aligns with market practices and rewards management for building extraordinary value for stockholders.

We believe the Personnel and Compensation Committee’s compensation actions, like those described above, demonstrate our continued commitment to align our executive compensation with stockholders’ interests, while providing competitive compensation to attract, motivate and retain our named executive officers and other key talent. We will continue to review and adjust our executive compensation programs with these goals in mind to help ensure the long-term success of our company and generate increased long-term value to our stockholders.

The Board of Directors requests the support of our stockholders for the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion in this Proxy Statement. This advisory vote on the compensation of our named executive officers gives our stockholders another means to make their opinions known on our executive compensation programs. For the reasons we discuss above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the ‘Compensation Discussion and Analysis’ section and compensation tables and narrative discussion contained in this Proxy Statement.”

This vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Personnel and Compensation Committee. Although the outcome of this advisory vote on the compensation of our named executive officers is nonbinding, the Personnel and Compensation Committee and the Board of Directors will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, at least once every six years, our Company is required to submit for stockholder vote a non-binding resolution to determine whether the advisory stockholder vote on executive compensation should occur every one, two or three years. Our stockholders last voted on the frequency of the advisory vote on executive compensation in 2011, when they recommended that such votes be held on an annual basis.

After careful consideration, the Board of Directors believes it is appropriate for executive compensation to continue to be submitted to an advisory vote of stockholders on an annual basis. An annual advisory vote on the compensation of our named executive compensation will allow us to obtain information on stockholders’ views of the compensation of our named executive officers on a consistent basis. Additionally, an annual advisory vote on the compensation of our named executive officers will provide the Board of Directors and the Personnel and Compensation Committee with more direct input from stockholders on our executive compensation policies, practices and procedures. Finally, an annual advisory vote on the compensation of our named executive officers is consistent with our objectives of engaging in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs.

For the reasons discussed above, the Board of Directors recommends that stockholders vote in favor of holding an advisory vote on the compensation of our named executive officers at an annual meeting of stockholders once every year. When voting on this stockholder vote on the frequency of the advisory vote on the compensation of our named executive officers, stockholders should understand that they are not voting “for” or “against” the recommendation of the Board of Directors to hold the advisory vote every one year. Rather, stockholders will have the option to choose whether to approve holding future advisory votes on the compensation of our named executive officers every one year, two years or three years, or to abstain from voting on the matter.

The option that receives the most votes from stockholders will be the frequency of the advisory vote on the compensation of our named executive officers that stockholders recommend. This advisory vote is another means for stockholders to provide input on our compensation programs for named executive officers. Although your vote is not binding on the Board of Directors, the Board values the views of stockholders. The Board of Directors will review and give serious consideration to the outcome of this vote when making its determination as to the frequency of future advisory stockholder votes on the compensation of our named executive officers.

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board, to oversee the activities of our internal audit function, to appoint the independent registered public accounting firm, and to report the results of the Committee’s activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and Ernst & Young LLP (the independent registered public accounting firm) is responsible for auditing and reporting on those financial statements and our internal control structure. The Committee reviewed and discussed with management and the independent registered public accounting firm our audited financial statements as of and for the year ended December 31, 2016.

During 2016, the Audit Committee conducted eleven meetings, four of which were in person and seven of which were telephonic. The Committee chairperson and other members of the Committee each quarter reviewed and commented on the earnings news release and interim financial statements contained in SEC Form 10-Qs, and met and discussed our draft Annual Report on SEC Form 10-K with the chief financial officer, general counsel, controller, and independent registered public accounting firm prior to filing and public release. The Committee also is involved in the process of the independent registered public accounting firm’s selection of a new lead partner when rotation is required after five years under the SEC’s audit partner rotation rules or is required for other reasons. This year, a new lead partner was selected effective for fiscal 2017. In addition, the Committee reviewed and ratified its Charter.

The Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 and Rule 2-07 of SEC Regulation S-X. Both the director of internal audit and the independent registered public accounting firm have direct access to the Audit Committee at any time on any issue of their choosing, and the Committee has the same direct access to the director of internal audit and the independent registered public accounting firm. The Committee met with the director of internal audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee met separately with the Company’s chief financial officer, controller, and general counsel. The Committee discussed with management the status of pending litigation, taxation and other areas of oversight relating to financial reporting and audit processes as the Committee determined to be appropriate. The Committee also reviewed with the Board and management the company’s Enterprise Risk Management (ERM) program, including specific risk topics that the Committee directed be addressed in presentations to the Board, including information security risk.

The Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence. In addition, the Committee considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing and approving a budget for audit and permitted non-audit services. Audit Committee approval is required to exceed the amount of the budget for a particular category of non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee, which is later ratified by the full Committee. The Audit Committee concluded the provision of the non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

During the fiscal year ended December 31, 2016, Ernst & Young LLP was employed principally to perform the annual audit and to render tax services. Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table:

	Year Ended December 31
	2016	2015
Audit Service Fees	$1,373,000	$1,319,000
Audit Related Fees	20,000	24,000
Tax Fees	71,125	84,000

Total Fees	$1,464,125	$1,427,000

Audit fees consist of fees for the annual audit of our company’s financial statements and internal controls over financial reporting, reviews of financial statements included in our Form 10-Q and 10-K filings, statutory audits for certain of our company’s foreign locations and other services related to regulatory filings.

Audit related fees are principally fees for accounting consultations. Tax fees consist primarily of tax consulting services.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC. The Committee appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017, subject to stockholder ratification, and preliminarily approved its estimated fees for first and second quarter reviews, audit related, and tax services.

Gene C. Wulf, Chairperson

Gloster B. Current, Jr., Committee Member

Mark D. Smith, Committee Member

Idelle K. Wolf, Committee Member

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of our company has appointed Ernst & Young LLP as our company’s independent registered public accounting firm for 2017. Representatives of Ernst & Young LLP have been invited to be present at the 2017 Annual Meeting of Stockholders to provide a statement and respond to stockholder questions. Although not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate to obtain stockholder ratification of the Audit Committee’s action in appointing Ernst & Young LLP as our independent registered public accounting firm. The Board of Directors has itself ratified the Audit Committee’s action. Should such appointment not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of our company and our stockholders.

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee met eleven times during the year, with seven of the meetings being telephonic. The Committee monitored the status of legislation and related SEC regulations impacting corporate governance. The Committee also reviewed the process implemented by the Board and each Board Committee to review best practices and how they addressed risk oversight. In addition, the Committee reviewed a governance best practice or SEC topic at each of its meetings. Further, the Committee reviewed and revised its Charter, which provides that the Committee is responsible for the nomination of directors, review of director independence and compensation committee consultant independence, review of compensation to be paid to directors and our company’s corporate governance practices, especially in light of SEC and NYSE rules. The Charter is posted on our website; the address of the website is www.aosmith.com. The Committee also reviewed continuing education opportunities for the directors.

During 2016, the Committee devoted significant time and attention to its director recruitment and selection process. As part of this process, the Committee analyzed the skills of current members and desirable attributes for new members, retained a national search firm to assist with its process and interviewed several candidates. Following this process, the Committee recommended to the Board and the Board voted to appoint Dr. Ilham Kadri as a Class A Director as of December 12, 2016, replacing Mr. Sandoval, who resigned in April 2016.

As part of its responsibilities, the Committee monitored our corporate governance. It recommended to the Board of Directors updates to the Corporate Governance Guidelines, which the Board adopted. The Committee verified that all Committees’ Charters were in place and were reviewed by the Committees. It reviewed our code of business conduct, called the “Guiding Principles,” as well as our financial code of ethics, officers’ outside board memberships, minimum qualifications for directors, the process and procedure for stockholder recommendation of director candidates and stockholder communications with the Board, which the Board previously adopted. These and other corporate governance documents, including Committees’ Charters, are available via our website. No waivers were sought or granted from our code of conduct.

The Committee also is responsible for reviewing director compensation. The committee recommended two changes in director compensation in 2016: to increase the directors’ cash retainer from $47,500 to $50,000 and to increase the directors’ stock retainer from $120,000 to $125,000. Both changes became effective following the July 11, 2016, Board meeting.

The Committee reviewed Board Committee member qualifications and independence and made recommendations to the Board on member appointments to Committees. The Committee reviewed the Board’s Committee structure and operations and reported to the Board regarding them. Further, the Committee reviewed the independence of compensation consultants and made recommendations to the Personnel and Compensation Committee as to their independence.

The Committee also conducted an evaluation of its performance and oversaw the evaluation process to ensure that the Board and each of the other Committees performed its own self-evaluation and reported on it to the Board of Directors. The directors also evaluated the performance of each of their fellow directors.

William P. Greubel, Chairperson

Ronald D. Brown, Committee Member

Bruce M. Smith, Committee Member

APPROVAL OF PERFORMANCE GOALS AND RELATED MATTERS UNDER

THE A. O. SMITH COMBINED INCENTIVE COMPENSATION PLAN

Introduction

The A. O. Smith Combined Incentive Compensation Plan (the “Plan”) was initially approved by stockholders in 2002 and again in 2007 and 2012. The text of the Plan is set forth in Exhibit A to this Proxy Statement, and the description of the Plan that appears below is qualified in its entirety by reference to such text. All share amounts in the Plan and the description of the Plan that appears below have been adjusted to reflect the 2-for-1 stock split of our Common Stock effective May 13, 2013, and the 2-for-1 stock split effective October 5, 2016.

At the 2017 Annual Meeting, we are asking stockholders to approve the following three items under the Plan: (1) the performance goals under the Plan described below under “Terms of Awards - Performance Goals;” (2) the individuals eligible to receive awards under the Plan as described below under “Eligibility;” and (3) the maximum amount of awards that may be granted to individuals during any calendar year under the Plan as described below under “Awards Under the Plan.”

Section 162(m) of the Internal Revenue Code of 1986, as amended, requires that the performance goals and certain other items under a plan be approved by stockholders every five years so that awards under the plan that are intended to be performance-based for Section 162(m) purposes can continue to qualify for income tax deductibility. Under Section 162(m), we may not deduct compensation in excess of $1 million paid in a year to our chief executive officer and our next three highest paid executive officers (other than our chief financial officer) for that year unless the compensation is payable solely on account of the achievement of preestablished, objective performance goals set by our PCC and pursuant to a plan under which the performance goals and certain other items are approved by stockholders. Since the Plan was last approved by stockholders in 2012, we are asking for stockholder approval of the three items described above under the Plan at the 2017 Annual Meeting. If the stockholders do not approve the three items described above, we will still be able to make awards under the Plan that do not comply with Section 162(m).

We are not asking stockholders to approve an increase in the number of shares authorized under the Plan, or any other amendment to the Plan.

Vote Required

The affirmative vote of a majority of the votes present or represented at the meeting is required for approval of the performance goals and related matters under the Plan. Refer to the General Information Section on pages 1 and 2 of this Proxy Statement for a more detailed discussion of the vote required. The Board of Directors recommends that stockholders vote FOR approval of the performance goals and related matters under the Plan.

Purpose

The Plan was adopted to provide additional compensation as an incentive to induce key employees and directors to remain in the employ of the company or its subsidiaries or affiliates; to encourage such employees to secure or increase on reasonable terms their stock ownership in the company or to otherwise align their interests with the company’s stockholders; to motivate such employees and directors, by means of growth-related incentives, to achieve long-range growth goals; and to provide incentive compensation opportunities which are competitive with those of other major corporations.

Available Shares

Since 2009, stockholders have approved 7,500,000 shares of Common Stock to be granted as awards under the Plan. As of the Record Date, 2,910,121 shares of Common Stock were available for issuance pursuant to grants of additional awards under the Plan, and there were outstanding under the Plan stock options covering 2,858,984 shares of Common Stock and unvested restricted stock units covering 398,889 shares of Common Stock.

If any shares subject to awards granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all the shares, then the shares subject to, reserved for or delivered in payment in respect of such award may again be used for new awards under this Plan. A maximum of 35% of shares of Common Stock reserved under the Plan may be issued as awards other than stock options or stock appreciation rights. The shares of stock granted under the Plan may be shares of authorized but unissued Common Stock or issued shares of Common Stock that have been reacquired by the company.

Administration

The Plan is administered by the PCC of the Board of Directors, which must consist of not less than three members of the Board of Directors, each of whom is an outside, non-employee director (the “Committee”). The Committee has authority to determine the employees who shall participate in the Plan (the “Participants”) and the types of awards granted; determine the terms and conditions of each award; and interpret and administer the provisions of the Plan. Subject to limitations specified in the Plan, the Board of Directors may delegate to another committee or to a subcommittee the authority and responsibility of the Committee for administering the Plan. The full Board of Directors must approve all awards made to non-employee directors.

Eligibility

Key employees (including directors or executive officers) of the company, its subsidiaries and affiliated entities in which the company has an equity interest (“affiliated subsidiaries”) are eligible to become Participants. Before receiving an award, a Participant must enter into an agreement to remain in the service of the company for a period of at least 12 months or until his or her earlier retirement from service at the pleasure of the company. The agreement does not restrict the right of the company to terminate the employment of a Participant at any time.

Awards Under the Plan

The Plan permits the grant of the following awards: (a) stock options, which may be either “incentive stock options” (“ISOs”) meeting the requirements of section 422 of the Internal Revenue Code (the “Code”) or

“nonqualified stock options” that do not meet the requirements of section 422 of the Code; (b) restricted stock; (c) stock appreciation rights (“SARs”); (d) restricted stock units; (e) performance awards; and (f) other stock-based awards.

The Plan provides that, subject to adjustment, no Participant may be granted awards that could result in such Participant receiving in any single calendar year:

•	stock options for more than 2,400,000 shares of Common Stock;

•	awards of restricted stock relating to more than 1,200,000 shares;

•	SARS relating to more than 2,400,000 shares;

•	payments in respect of performance awards for more than $5,000,000; and

•	other stock-based awards in excess of 1,200,000 shares

Terms of Awards

Stock Options. The exercise price for each stock option at the time the option is granted shall be equal to at least 100% of the fair market value of the Common Stock on the date of the grant. Fair market value for purposes of the Plan means the average of the high and low sales price on the NYSE for the applicable date. The term of an option granted under the Plan must not be more than ten years. The purchase price of any option may be paid: (a) in cash or its equivalent; (b) with the consent of the Committee, by tendering previously acquired shares valued at their fair market value; (c) through a cashless exercise procedure established by the Committee; or (d) a combination of the above. Stock options shall be subject to all other terms and conditions as the Committee may determine consistent with the provisions of the Plan. ISOs may not be awarded after ten years from the Plan’s effective date, unless approved by the stockholders at or prior to such time. The Plan specifically prohibits the repricing, reissuance or backdating of any option without stockholder approval.

Restricted Stock. Shares of restricted stock shall be subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including, but not limited to, the lapse of restrictions upon the Participant’s achievement of one or more performance goals over a specified performance period determined pursuant to a performance formula, all as determined by the Committee. Restricted stock shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan.

Restricted Stock Units. An award of restricted stock units is the right to receive shares of Common Stock at such time and under such conditions as determined by the Committee, which include a time-based vesting period of not less than a period of three years or require attainment of performance goals within a performance period of at least one year.

Stock Appreciation Rights. A SAR granted under the Plan will confer on the Participant the right to receive payment measured by the increase in the fair market value of a specified number of shares of Common Stock from the date of the grant of the SAR to the date on which the Participant exercises the SAR. SARs may be freestanding SARs or tandem SARs granted in conjunction with an option. SARs shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan. The payment to which the Participant is entitled on the exercise of a SAR may be in cash, in Common Stock valued at fair market value on the date of exercise, or partly in cash and partly in Common Stock, as the Committee shall determine.

Performance Awards. A performance award is an award denominated in cash or shares, the payment or delivery of which is based on the achievement of one or more performance goals over a performance period, as specified in the performance formula, all as determined by the Committee. A performance award can be either a single-year or multi-year award. A Participant may be awarded a multi-year or single-year performance award during the same calendar year. Performance awards shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan. Performance awards may be paid in cash, in Common Stock valued at fair market value on the payout date or, at the sole discretion of the Committee, the day immediately preceding that date, or partly in cash and partly in Common Stock. Until such time as the full amount of any performance award has been actually paid or delivered to the Participant, his or her right to receive any amount shall be wholly contingent on the actions of the Participant in the operation or management of any business of the company. Unless the Committee expressly determines that a performance award need not qualify for the performance-based exception of Section 162(m)(4)(c) of the Code, the Committee shall take all steps reasonably necessary to ensure that the performance awards will qualify for such exception.

Performance Goals. For purposes of the grants of shares of restricted stock, restricted stock units or performance awards under the Plan, a performance goal is the level of performance established by the Committee as a goal with respect to the achievement of certain financial results of the company, an operating unit or both for a specified performance period. Such financial results, as selected by the Committee, may include basic or diluted earnings per share, revenue, operating income, earnings before or after interest, taxes, depreciation and/or amortization, return on capital, return on capital as a percent of Cost of Capital, return on equity, return on assets, cash flow, working capital, stock price and total stockholder return, and/or, in the case of awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), such other goals as the Committee may establish in its discretion.

Other Share-Based Awards. The Committee may make other types of awards of shares to Participants, including directors’ fees to non-employee directors or bonuses earned upon the attainment of performance goals.

Adjustments

The Plan provides for adjustments to the number of shares received under the Plan, the individual Participant limits, and the exercise or grant price of options and SARs to reflect future stock dividends (other than in lieu of an ordinary cash dividend), split-ups, recapitalizations, reorganizations, combinations of shares, mergers, consolidations and the like.

Transferability

Awards under the Plan are not transferable otherwise than by will or the laws of descent or distribution, except that a Participant may, to the extent allowed by the Committee and in the manner specified by the Committee, transfer any award or designate a beneficiary to receive payment of an award. The Committee shall have authority, in its discretion, to amend award agreements and to allow the transfer of any existing award in the manner specified by the Committee.

Amendments and Termination

The Board of Directors, without further approval of the stockholders, may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of the Plan in such respects as the Board deems advisable. However, no amendment can become effective without prior approval of the stockholders if the Committee determines such approval is required by (1) the rules and/or regulations promulgated under Section 16 of the Securities Exchange Act of 1934, (2) the Code or any rules promulgated thereunder or (3) the listing requirements of the NYSE or any principal securities exchange or market on which the shares are then traded. Also, stockholders must approve Plan amendments to (a) increase the number of shares or maximum amount payable to a Participant as specified in certain sections of the Plan or (b) reduce the minimum option price or SAR grant which may be established under the Plan. Subject to the provisions of the Plan, the Committee may modify or amend any award or waive any restrictions or conditions applicable to any award so long as any amendment or modification does not increase the number of shares issuable under the Plan. The authority of the Committee to administer the Plan and modify or amend an award will extend beyond the date of the Plan’s termination. No amendment will, without the Participant’s consent, alter or impair any of the rights or obligations under any award previously granted to him or her under the Plan.

Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Plan under current tax law.

Stock Options. The grant of a stock option under the Plan will create no income tax consequences to the company or the Participant. A Participant who is granted a nonqualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Participant. Upon the Participant’s subsequent disposition of the shares received with respect to such stock option, the Participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, which is the fair market value of the Common Stock on the exercise date. Under certain circumstances involving a change of control, the company may not be entitled to a deduction with respect to stock options granted to certain executive officers.

In general, a Participant will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, the Participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an ISO, and the company will not be allowed a deduction. If the Participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the grant date of the ISO and one year from the exercise date, the Participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. The company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Participant. Any additional gain realized by the Participant over the fair market value at the time of exercise will be treated as a capital gain.

Restricted Stock. Generally, a Participant will not recognize income and the company will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the Participant makes the election described below. A Participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. Under certain circumstances involving a change of control, the company may not be entitled to a deduction with respect to restricted stock granted to certain executive officers. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, which is the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a Participant prior to the time the restrictions lapse will constitute ordinary income to the Participant in the year paid, and the company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A Participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the Participant paid for such restricted stock). If the Participant makes such an election, the company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. If the Participant makes the election, any cash dividends the Participant receives with respect to the restricted stock will be treated as dividend income to the Participant in the year of payment and will not be deductible by the company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the Participant who has made an election subsequently forfeits the restricted stock, the Participant will not be entitled to deduct any loss. In addition, the company would then be required to include as ordinary income the amount of any deduction the company originally claimed with respect to such shares.

Restricted Stock Units. The grant of an award of restricted stock units will create no tax consequences for the Participant or the company. Upon the vesting of the restricted stock units, the Participant will receive ordinary income equal to the fair market value of the shares received, and the company will be entitled to a corresponding deduction.

Stock Appreciation Rights. The grant of a SAR will create no income tax consequences for the Participant or the company. Upon exercise of a SAR, the Participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the Participant receives shares of restricted stock upon exercise of a SAR, then recognition of income may be deferred in accordance with the rules applicable to such other awards. The company will be entitled to a deduction in the same amount and at the same time as income is recognized by the Participant.

Performance Awards. The grant of a performance award will create no income tax consequences to the company or the Participant. Upon the Participant’s receipt of cash and/or shares at the end of the applicable performance period, the Participant will receive ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the company will be entitled to a corresponding deduction in the same amount and at the same time. If performance awards are settled in whole or in part in shares, upon the Participant’s subsequent disposition of the shares, the Participant will recognize a capital gain or loss (long-term or short-term depending on how long the shares have been held) to the extent the amount realized upon disposition differs from the shares’ tax basis, which is the fair market value of the shares on the date the Participant received the shares.

Section 162(m) Limit on Compensation. Code Section 162(m) limits the deduction the company can take for compensation the company pays to the company’s CEO and its four other highest paid officers (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Code Section 162(m) does not have to be included as part of the $1 million limit. We are seeking stockholder approval of the performance goals, eligible individuals and maximum award amounts under the Plan so that awards granted to the Participants may meet the Code Section 162(m) requirements for performance-based compensation. We reserve the right, however, to make awards that do not comply with Code Section 162(m).

The foregoing discussion is not a complete discussion of all the federal income tax aspects of the Plan. Some of the provisions contained in the Code have only been summarized, and additional qualifications and refinements are contained in regulations issued by the Internal Revenue Service.

Withholding

The company will have the right to withhold from any cash payable or shares deliverable to a Participant, or require that a Participant make arrangements satisfactory to the company for payment of, such amounts as the company shall determine for the purpose of satisfying its statutory liability to withhold federal, state and local income taxes, including payroll taxes, incurred by reason of the grant, exercise, vesting or payment of any award. In the discretion of the Committee, a Participant may be permitted to satisfy the company’s withholding requirements by tendering previously acquired shares or by electing to have the company withhold shares otherwise issuable to the Participant, having a fair market value, on the date income is recognized, up to the maximum statutory amount that may be withheld. The election must be made in writing and must be made according to such rules and in such form as the Committee shall determine.

New Plan Benefits

The company cannot currently determine the awards that may be granted under the Plan in the future to the executive officers, other officers, directors or other employees. The Committee will make such determinations from time to time.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	3,469,208	[1]	$21.69	[2]	3,275,459	[3]
Equity compensation plans not approved by security holders	—		—		—
Total	3,469,208		$21.69		3,275,459

[1]	Consists of 2,664,333 shares subject to stock options, 519,354 shares subject to employee share units and 285,521 shares subject to director share units.

[2]	Represents the weighted average exercise price of outstanding options and does not take into account outstanding share units.

[3]

Represents securities remaining available for issuance under the A. O. Smith Combined Incentive Compensation Plan. If any awards lapse, expire, terminate or are cancelled without issuance of shares, or shares are forfeited under any award, then such shares will become available for issuance under the A. O. Smith Combined Incentive Compensation Plan, hereby increasing the number of securities remaining available.

DATE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 intended to be presented at the 2018 Annual Meeting of Stockholders must be received by us no later than November 3, 2017, to be considered for inclusion in our proxy materials for the 2018 meeting. If a stockholder who otherwise desires to bring a proposal before the 2018 meeting does not notify us of its intent to do so on or before January 17, 2018, then the proposal will be untimely, and the proxies will be able to vote on the proposal in their discretion.

March 3, 2017

EXHIBIT A

A. O. SMITH

COMBINED INCENTIVE COMPENSATION PLAN

As Amended and Restated Effective February 10, 2009

And Updated to Reflect the 2-for-1 Stock Split Effective May 13, 2013 and the

2-for-1 Stock Split Effective October 5, 2016

1.	Purpose

The purpose of the A. O. Smith Combined Incentive Compensation Plan (“Plan”) (formerly known as the A. O. Smith Combined Executive Incentive Compensation Plan) is to provide additional compensation as an incentive to induce key Employees to remain in the employ of A. O. Smith Corporation (“Company”) or Subsidiaries or Affiliates of the Company, to induce Non-Employee Directors to serve on the Board of Directors of the Company, and to encourage such Employees and Directors to secure or increase on reasonable terms their stock ownership in the Company or to otherwise align their interests with the Company’s stockholders. The Board of Directors of the Company believes the Plan will (1) attract and retain personnel and Non-Employee Directors possessing outstanding ability; (2) motivate personnel, by means of growth-related incentive, to achieve long-range growth goals; (3) provide incentive compensation opportunities which are competitive with those of other major corporations; and (4) further align the interest of Participants with those of the Company’s stockholders through opportunities for increased stock ownership.

2.	Effective Date and Term of the Plan

The Plan was originally effective on January 1, 2002. The Plan, as amended and restated herein, is effective as of February 10, 2009, subject to approval by the stockholders of the Company. The Board, without further approval of the stockholders, may terminate the Plan at any time but no termination shall, without the Participant’s consent, alter or impair any of the rights under any Award theretofore granted to him or her under the Plan. Notwithstanding the foregoing, no Incentive Stock Options shall be granted hereunder more than ten (10) years from the effective date of the amended and restated Plan without further approval by the stockholders of the Company.

3.	Definitions

(a) Affiliate: Means any corporation, limited liability company, partnership or other entity in which the Company has 50 percent or less ownership.

(b) Award: Means an Award granted by the Committee under the Plan.

(c) Board: Means the Board of Directors of the Company.

(d) Code: Means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular provision of the Code shall include any successor provision thereto.

(e) Committee: Means the Personnel and Compensation Committee of the Board of Directors of the Company (or another committee or subcommittee to which authority has been given pursuant to Section 4(b)).

(f) Common Stock or Shares: Means the Common Stock, par value $1 per share, of the Company.

(g) Disability: Shall have the meaning set forth in the A. O. Smith Long-Term Disability Plan, or any successor plan thereto.

(h) Employee: Means any full-time managerial, administrative or professional employee (including any officer or director who is such an employee) of the Company, or any of its Subsidiaries or Affiliates.

(i) Exchange Act: Means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time. Any reference to a particular provision of the Exchange Act shall include any successor provision thereto.

(j) Exercise Period: Means the period of time, as established by the Committee in awarding an option grant, during which a Participant may exercise an Option or SAR.

(k) Fair Market Value: Means on a particular date, the average of the high and low sales price per Share on such date on the New York Stock Exchange (“NYSE”), or if no sales of Common Stock occur on the date in question, on the last preceding date on which there were sales on such market. If the Shares are not listed on the NYSE, but are traded on another national securities exchange or in an over-the-counter market, the average of high and low sales price (or, if there are no sales reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee will be used.

(l) Incentive Stock Option: Means an Option that meets the requirements of Code Section 422.

(m) Non-Employee Director: Means a member of the Board who is not an Employee of the Company, a Subsidiary or an Affiliate.

(n) Nonqualified Stock Option: Means an Option that does not meet the requirements of Code Section 422.

(o) Operating Unit: Means any Subsidiary or any Affiliate, or any operating division of the Company, any Subsidiary or any Affiliate, which is designated by the Committee to constitute an Operating Unit.

(p) Option: Means an Option granted pursuant to Section 6(a).

(q) Participant: Means an Employee or a Non-Employee Director who is selected by the Committee to participate in the Plan.

(r) Performance Award: Means a Performance-based Award granted pursuant to Section 6(e).

(s) Performance Formula: Means, for a Performance Period, one (1) or more objective, formula, or standard established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant.

(t) Performance Goal: Means the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant.

(u) Performance Measure: Means one (1) or more of the following selected by the Committee to measure the performance of the Company, an Operating Unit or both for a Performance Period: basic or diluted earnings per share; revenue; operating income; earnings before or after interest, taxes, depreciation and/or amortization; return on invested capital; return on invested capital as a percent of cost of capital; return on equity; return on assets; return on performance assets; cash flow; working capital; stock price and total stockholder return; and/or, in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), such other goals as the Committee may establish. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant.

(v) Performance Period: Means, subject to the limitations described in the Plan, a period of time as established by the Committee over which the attainment of a Performance Goal or Goals will be measured with respect to an Award.

(w) Plan Year: Means the calendar year.

(x) Restricted Stock: Means the Restricted Stock awarded under Section 6(b).

(y) Restricted Stock Unit: Means a Unit awarded under Section 6(d).

(z) Retirement: Means, for Employee Participants, eligibility for normal, special early, or early retirement benefits under the A. O. Smith Retirement Plan for Salaried Employees, and for Non-Employee Director Participants, resignation from or failure to be re-elected to the Board on or after attainment of age 72.

(aa) SAR or Stock Appreciation Right: Means a Stock Appreciation Right granted pursuant to Section 6(c).

(bb) Subsidiary: Means any corporation, limited liability company, partnership or other entity in which the Company has more than 50 percent of the ownership.

4.	Administration

(a) The Plan shall be administered by the Committee. Except in the case of Awards to Non-Employee Directors as provided below, the Committee shall have the exclusive responsibility and discretionary authority for the administration and operation of the Plan and shall have the power to take any action necessary to carry out such responsibilities. The Committee’s discretionary authority shall include, but not be limited to, the following:

i. to determine those eligible individuals who shall be Participants and the types of Awards granted;

ii. to determine the terms and conditions of each Award; and

iii. to interpret and administer the Plan and to take any other action in furtherance of the objectives of the Plan that is not inconsistent with the express provisions of the Plan.

Any Award to a Non-Employee Director shall be subject to the approval of the full Board.

All determinations of the Committee shall be within its discretion, and shall be final and binding on any individual with an interest in an Award.

(b) To the extent applicable law permits, the Board may delegate to another committee of the Board or to a subcommittee of a Board committee any or all of the authority and responsibility of the Committee; provided that no such delegation is permitted with respect to Awards made to Participants who are subject to Section 16 of the Exchange Act or with respect to Awards intended to qualify as performance-based compensation under Code Section 162(m) at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee or subcommittee of the Board consisting entirely of directors who qualify as “non-employee directors” within the meaning of Section 16 of the Exchange Act and as “outside directors” within the meaning of Code Section 162(m). If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or subcommittee.

(c) The Committee shall be appointed from time to time by the Board which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee is expressly authorized to hold Committee meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

5.	Eligibility

Employees who, in the opinion of the Committee, are key employees and have demonstrated a capacity for contributing in a substantial measure to the successful performance of the Company shall be eligible to become a Participant and receive an Award. All Non-Employee Directors shall be eligible to become a Participant and receive an Award. The Committee shall from time to time choose from such eligible Employees those to whom an Award shall be granted, and the Board shall from time to time choose whether to grant Awards to Non-Employee Directors. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.

6.	Awards

The Committee may grant any one (1) or more of the following types of Awards to Participants:

(a) Options. An Option is an option to purchase a specified number of Shares exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares with respect to which Options may be granted during any Plan Year to any single Participant shall be 2,400,000.

ii. Options granted under the Plan shall be Incentive Stock Options, Nonqualified Stock Options, or some combination thereof; provided that Incentive Stock Options may only be granted to Employees of the Company or a corporate Subsidiary.

iii. A Participant shall not be granted an Option unless he or she enters into an agreement with the Company that he or she will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the Option is granted) or until his or her earlier Retirement, at the pleasure of the Company. The agreement shall provide that it does not confer upon the Participant any right to continue in the employ or service of the Company or of any such Subsidiary or Affiliate; neither shall it, except for said period of at least twelve (12) months, restrict the right of the individual to terminate employment or service at any time.

iv. The exercise price shall be equal to at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant. For this purpose, the date of grant may not be any date prior to the date the Committee takes action to authorize the Award.

v. The Exercise Period of the Option must not be more than ten (10) years from the date of grant.

vi. Unless the Committee determines otherwise as set forth in the Award agreement, each Option granted to an Employee shall be subject to the following conditions:

(a) If a Participant ceases to be a full-time Employee of the Company, a Subsidiary or an Affiliate for any reason other than Disability, Retirement, death or involuntary termination of employment due to the sale of an Operating Unit, then, subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the extent, if any, and the conditions under which an Option may be exercised.

(b) If a Participant ceases to be an Employee of the Company, a Subsidiary or an Affiliate by reason of Disability or Retirement, then the Option shall terminate at the earlier of five (5) years from the date of cessation of employment or the expiration of the Exercise Period; and

(c) If a Participant ceases to be an Employee of the Company, a Subsidiary or an Affiliate by reason of death or involuntary termination of employment due to the sale of an Operating Unit, or if the Subsidiary or Affiliate which employs the Participant ceases to be a Subsidiary or Affiliate of the Company, then the Option shall terminate at the earlier of one (1) year from the date of death, date of involuntary termination of employment due to the sale of an Operating Unit, date the Subsidiary or Affiliate ceases to be a Subsidiary or Affiliate, or the expiration of the Exercise Period.

With respect to Options granted to Non-Employee Directors, the Board shall determine the terms and conditions of exercise thereof.

vii. The purchase price of any Option may be paid (a) in cash or its equivalent; (b) with the consent of the Committee, by tendering (including by attestation) previously acquired Shares valued at their Fair Market Value; (c) with the consent of the Committee, through a cashless exercise procedure established by the Committee; or (d) with the consent of the Committee, by any combination of the foregoing. Any election under (b) above shall be made in writing and shall be made according to such rules and in such form as the Committee shall determine.

(b) Restricted Stock. Restricted Stock is Common Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which may include, but is not limited to, the lapse of restrictions upon achievement of one (1) or more Performance Goals over a specified Performance Period, as determined pursuant to a Performance Formula. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that stock while subject to those restrictions shall be accumulated, with or without interest, or reinvested in Common Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, shall be held in book entry form subject to the Company’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions on those shares of Restricted Stock lapse. Restricted Stock shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares of Restricted Stock (when added to the number of Restricted Stock Units) which may be granted during any Plan Year to any single Participant shall be 1,200,000.

ii. Restricted Stock granted pursuant to the achievement of one (1) or more Performance Goals as determined by a Performance Formula shall be subject to a minimum one (1)-year vesting period from the date of the grant. The minimum vesting period for time-based Restricted Stock shall be three (3) years following the date of the grant. Notwithstanding the foregoing, the Committee may, in its discretion, provide that the restrictions imposed on Restricted Stock shall lapse upon the Participant’s death, Disability or Retirement.

(c) Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the increase in the Fair Market Value of a specified number of Shares from the date of grant of the SAR to the date on which the Participant exercises the SAR. SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option. SARs shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares with respect to which a SAR may be granted to any one (1) Participant during any Plan Year shall be 2,400,000.

ii. The payment to which the Participant is entitled on exercise of a SAR may be made in cash, in Common Stock valued at Fair Market Value on the date of exercise, or partly in cash and partly in Common Stock, as the Committee may determine.

iii. A Participant shall not be granted a SAR unless he or she enters into an agreement with the Company that he or she will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the SAR is granted) or until his or her earlier Retirement, at the pleasure of the Company. The agreement shall provide that it does not confer upon the Participant any right to continue in the employ or service of the Company or of any such Subsidiary or Affiliate; neither shall it, except for said period of at least twelve (12) months, restrict the right of the Participant to terminate employment or service at any time.

iv. The grant price shall be equal to at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant. For this purpose, the date of grant may not be any date prior to the date the Committee takes action to authorize the Award.

v. The Exercise Period of a SAR must not be more than ten (10) years from the date of grant.

(d) Restricted Stock Units. A Restricted Stock Unit is the right to receive a payment equal to the Fair Market Value of a Share, which payment will occur at such time or times and subject to such conditions as the Committee may determine, which may include, but is not limited to, the payment in whole or part upon achievement of one (1) or more Performance Goals over a specified Performance Period, as determined pursuant to a Performance Formula. A Restricted Stock Unit may also entitle the Participant, if so determined by the Committee, to a payment equal to the dividends or other distributions paid on a Share while the Restricted Stock Unit is outstanding, with or without interest, or deemed reinvested in Common Stock and held subject to the same conditions on payment as the Restricted Stock Units and such other terms and conditions as the Committee shall determine. Restricted Stock Units shall be subject to such other terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares with respect to which Restricted Stock Units (when added to Shares of Restricted Stock) may be granted during any Plan Year to any single Participant shall be 1,200,000.

ii. Restricted Stock Units may be paid in cash, in Common Stock (valued at Fair Market Value on the payout date or at the sole discretion of the Committee, the day immediately preceding that date), or partly in cash and partly in Common Stock, as the Committee may determine.

iii. Restricted Stock Units granted pursuant to the achievement of one (1) or more Performance Goals as determined by a Performance Formula shall be subject to a minimum one (1)-year vesting period from the date of the grant. The minimum vesting period for time-based Restricted Stock Units shall be three (3) years following the date of the grant. Notwithstanding the foregoing, the Committee may, in its discretion, provide that the Restricted Stock Units shall nonetheless vest upon the Participant’s death, Disability, Retirement, or involuntary termination due to the sale of an Operating Unit.

(e) Performance Award. A “Performance Award” is an Award denominated in cash or Shares, the payment or delivery of which is based on the achievement of one (1) or more Performance Goals over a Performance Period, as specified in a Performance Formula. A Performance Award can be either a single-year or multi-year award. A Participant may be awarded a multi-year and a single-year Performance Award during the same Plan Year. Performance Awards shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum amount of compensation (including the Fair Market Value of any Common Stock) that may be paid or delivered to any one (1) Participant with respect to Performance Award(s) that become originally payable during any Plan Year shall be $5 million. This maximum limitation shall not include earnings credited on amounts deferred under Section 15(a)(i).

ii. A Participant shall not be granted a Performance Award unless he or she enters into an agreement with the Company that he or she will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the Performance Award is granted) or until his or her earlier Retirement, at the pleasure of the Company. The agreement shall provide that it does not confer upon the Participant any right to continue in the employ or service of the Company or of any such Subsidiary or Affiliate; neither shall it, except for said period of at least twelve (12) months, restrict the right of the Participant to terminate employment or service at any time.

iii. Performance Awards may be paid in cash, in Common Stock (valued at Fair Market Value on the payout date or at the sole discretion of the Committee, the day immediately preceding that date), or partly in cash and partly in Common Stock, as the Committee may determine.

iv. Until such time as the full amount of any Performance Award has been actually paid or delivered to the Participant, his or her right to receive any amount shall be wholly contingent on, and shall be forfeited if, prior to payment thereof, the Participant at any time prior or subsequent to his or her Retirement, resignation or termination of employment or service with the Company, its Subsidiaries or Affiliates shall do any act, or engage directly or indirectly (whether as owner, partner, officer, employee or otherwise) in the operation or management of any business which in the judgment of the Committee shall be detrimental to or in competition with the Company, any of its Subsidiaries or Affiliates.

v. Unless the Committee expressly determines that a Performance Award need not qualify for the performance-based exception of Section 162(m)(4)(C) of the Code, the Committee shall take all steps reasonably necessary to ensure that Awards made pursuant to this Section 6(e) will qualify for such exception.

(f) Other Stock-Based Awards. Subject to the terms of this Plan, the Committee (subject to the approval of the Board in the case of Non-Employee Directors) may grant to Participants other types of Awards, which may be denominated, payable or valued in Shares. Without limitation, such Award may include the issuance of Shares of unrestricted Stock or Stock Units, which may be awarded as a bonus, as director fees, or upon the attainment of Performance Goals. The Committee shall determine all terms and conditions of the Award, including, but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100 percent of Fair Market Value on the date of the Award. The maximum number of Shares issued to, or subject to an award granted to, a Participant under this Section in any Plan Year shall be limited to 1,200,000.

7.	Transferability

Awards under the Plan are not transferable otherwise than by will or the laws of descent or distribution, except that a Participant may, to the extent allowed by the Committee and in the manner specified by the Committee, transfer any Award or designate a beneficiary to receive payment of an Award. The Committee shall have authority, at its discretion, to amend Award agreements and to allow the transfer of any existing Award in the manner specified by the Committee; provided that any such transfer shall be made without value or consideration to the Participant.

8.	Award Agreements

Each Award under the Plan shall be evidenced by an Award agreement. Each Award agreement shall set forth the terms and conditions applicable to the Award as determined by the Committee, which may include, but is not limited to, provisions for (a) the time at which the Award becomes exercisable or otherwise vests or becomes payable; (b) the treatment of the Award in the event of the termination of a Participant’s status as an Employee or a Non-Employee Director; and (c) any special provisions applicable in the event of an occurrence of a change in control of the Company.

9.	Withholding

The Company shall have the right to withhold from any cash payable or Shares deliverable to a Participant, or require that a Participant make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its statutory liability to withhold federal, state and local income taxes, including payroll taxes, incurred by reason of the grant, exercise, vesting or payment of any Award. In the discretion of the Committee, a Participant may be permitted to satisfy the Company’s withholding requirements by tendering previously acquired Shares or by electing to have the Company withhold Shares otherwise issuable to the Participant, having a Fair Market Value, on the date income is recognized, up to the maximum individual statutory tax rate. The election shall be made in writing and shall be made according to such rules and in such form as the Committee shall determine.

10.	Adjustment of Number of Shares

If a dividend shall be declared upon the Common Stock payable in Shares (other than a stock dividend declared in lieu of an ordinary cash dividend), then the number of Shares then subject to any Award, the maximum number of Shares set forth in Sections 6(a)(i), 6(b)(i), 6(c)(i), and 6(d)(i) and the number of Shares reserved for issuance pursuant to the Plan, shall be adjusted by adding to each Share the number of Shares which would be distributable thereon if such Share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. If the outstanding Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then for each Share reserved for issuance pursuant to the Plan, the maximum number of Shares set forth in Sections 6(a)(i), 6(b)(i), 6(c)(i) and 6(d)(i), and the number of Shares then subject to any such Award, there shall be substituted the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed or exchanged. If there shall be any change, other than as specified above in this paragraph, in the number or kind of outstanding Shares or of any stock or other security into which such Common Stock shall have been changed or for which it shall have been exchanged, then the Board may in its sole discretion determine that such change equitably requires an adjustment in the number or kind of Shares theretofore reserved for issuance pursuant to the Plan, the maximum number of Shares set forth in Sections 6(a)(i), 6(b)(i), 6(c)(i), 6(d)(i) and/or of the Shares then subject to an Award, and such adjustment shall be made by the Board and shall be effective and binding for all purposes. The option price or SAR price in each Award agreement for each Share or other securities substituted or adjusted as provided for in this paragraph shall be determined by dividing the option or SAR price in such agreement for each Share prior to such substitution or adjustment by the number of Shares or the fraction of a Share substituted for such Share or to which such Share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require the Company to sell or issue a fractional Share under any Award, and the total substitution or adjustment with respect to each Award agreement shall be limited accordingly.

11.	Shares Available

(a) Subject to adjustment pursuant to Section 10, after January 1, 2017, the following number of Shares shall be reserved for purposes of Awards under the Plan:

i. The remaining number of Shares not yet subject to Awards from the 1,250,000 Shares authorized by Stockholders for Awards under the Plan effective January 1, 2007, which number is increased to 1,875,000 as a result of the 3-for-2 stock split effective November 15, 2010 and thereafter increased to 3,750,000 as a result of the 2-for-1 stock split on May 13, 2013 and increased to 7,500,000 as a result of the 2-for-1 stock split on October 5, 2016; plus

ii. The remaining number of Shares not yet subject to Awards from the 1,250,000 additional Shares approved by Stockholders for Awards under this amended Plan effective February 10, 2009, which number is increased to 1,875,000 as a result of the 3-for-2stock split effective November 15, 2010 and thereafter increased to 3,750,000 as a result of the 2-for-1 stock split on May 13, 2013 and increased to 7,500,000 as a result of the 2-for-1 stock split on October 5, 2016.

The Shares to be delivered under the Plan may consist, in whole or part, of Treasury Stock or authorized but unissued Common Stock, not reserved for any other purpose.

(b) The maximum number of Shares which may be issued pursuant to the exercise of Incentive Stock Options may not exceed 50 percent of the Shares reserved under (a) above.

(c) The maximum number of Shares with respect to which Awards may be granted to any one (1) Participant under the Plan is 35 percent of the aggregate number of Shares reserved under (a) above. A maximum of 35 percent of Shares reserved under (a) above may be issued as Awards other than Options or Stock Appreciation Rights.

(d) If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or the payment of cash under the Award, or if Shares are forfeited under an Award, then the Shares subject to or reserved for issuance under such Award or such forfeited Shares may again be used for new Awards under this Plan in accordance with the first sentence of subsection (a). If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Option or in payment of withholding taxes related to the Option, then the Shares so purchased or delivered may not again be used for new Awards under this Plan. With respect to SARs, when a stock-settled SAR is exercised, the number of SARs being exercised shall be counted against the Shares available for issuance as one (1) Share for every Share subject thereto, regardless of the number of Shares issued upon the exercise of the SAR.

(e) In addition to the Shares reserved for Awards under subsection (a), if any Shares subject to Options granted under the A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan, effective as of January 1, 1999, would again become available for new grants under the terms of such prior plan if the prior plan were still in effect, then those Shares will be available for the granting of Awards under this Plan, thereby increasing the number of Shares available for issuance as specified in the first sentence of subsection (a).

12.	Expenses

The expenses of administering the Plan shall be borne by the Company.

13.	Non-Exclusivity

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

14.	Amendment and Termination

(a) The Board, without further approval of the stockholders, may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of the Plan in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the stockholders if the Board determines such approval is required by: (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (ii) the Code or any rules promulgated thereunder (such as to allow for Incentive Stock Options to be granted under this Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth in that section), or (iii) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and stockholders must approve any of the following Plan amendments: (A) an amendment to increase any number of Shares specified in Sections 6(a)(i), 6(b)(i), 6(c)(i), 6(d)(i), 11(a) and 11(b) (except as permitted by Section 10) or the maximum amount payable under Section 6(e)(i); or (B) an amendment to Section 14(b).

(b) Notwithstanding anything in the Plan to the contrary, neither the Plan nor any Award agreement governing Options or SARs may be amended to reduce the exercise price or the grant price, as applicable, nor may any Option or SAR be cancelled and replaced with an Award having a lower exercise price or grant price, as applicable, without approval of the stockholders of the Company.

(c) Subject to the provisions of the Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise, vesting or payment of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 10) and is not inconsistent with the terms of the Plan.

(d) Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions

(e) No amendment to the Plan or any Award shall, without the Participant’s consent, alter or impair any of the rights or obligations under any Award theretofore granted to him or her under the Plan; provided that Participant (or other interested party) consent is not required for an amendment to the Plan or any Award pursuant to the provisions of Section 10, to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

15.	Miscellaneous

(a) The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

i. one (1) or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

ii. restrictions on resale or other disposition of Shares acquired under an Award; and

iii. compliance with federal or state securities laws and stock exchange requirements.

(b) No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(c) Neither the establishment of this Plan nor the selection of any individual as a Participant shall give any Participant any right to be retained in the employ or service of the Company, its Subsidiaries or Affiliates; and no Participant, and no person claiming under or through a Participant, shall have any right or interest in the Plan or any Award hereunder unless and until the terms, conditions and provisions of the Plan affecting such Participant, and those of any contract between such Participant and the Company (or Subsidiaries or Affiliates) under the Plan, shall have been complied with as specified therein.

(d) No moneys or other property of the Company (or Subsidiaries or Affiliates) under this Plan, whether inchoate, accrued or determined or determinable in amount, shall be subject to any claim of any creditor of any Participant, nor shall any Participant or beneficiary have any right or power to alienate, anticipate, commute, pledge, encumber or assign any incentive compensation fund or incentive compensation allocation provided for hereunder.

(e) This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(f) The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(g) This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles, except for corporate law matters which are governed by the laws of the State of Delaware. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award agreement, may only be brought and determined in a court sitting in the County of Milwaukee, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

(h) If any provision of this Plan or any Award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

A. O. SMITH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 13, 2017

8:00 a.m. Central Daylight Time

(Meeting location and directions on back page.)

Important Notice Regarding the Availability of Proxy Materials for the

Stockholders Meeting to be Held on April 13, 2017.

Notice is hereby given that the Annual Meeting of Stockholders of A. O. Smith Corporation will be held at the A. O. Smith Franklin Plant, 125 Southeast Parkway, Franklin, Tennessee on Thursday, April 13, 2017, at 8:00 a.m. Central Daylight Time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.proxydocs.com/aos

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before March 30, 2017, to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR proposals 1, 2, 4 and 5, and FOR “One Year” with respect to proposal 3:

1.	Election of our Directors;

2.	Approval, by nonbinding advisory vote, of compensation for our named executive officers;

3.	Recommend, by nonbinding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers;

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

5.	Approval of the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/aos

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on April 11, 2017.
•	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

To request paper copies of the proxy materials, which include the Proxy Card,

Proxy Statement and Annual Report, please contact us via:

Internet/Mobile - Access the Internet and go to www.investorelections.com/aos. Follow the instructions to log in, and order copies.

Telephone - Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email - Send us an email at paper@investorelections.com with “aos Materials Request” in the subject line. The email must include:

•	The 11-digit control # located in the box in the upper right-hand corner on the front of this Notice.

•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•	If you choose email delivery, you must include the email address.

•

If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security or Tax Identification Number in the email.

Important Information about the Notice of Proxy Materials

This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to stockholders in place of the printed materials for the upcoming Stockholders Meeting.

Information about the Notice:

The Securities and Exchange Commission has adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the Proxy Card, Annual Report and Proxy Statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.

Directions to Annual Meeting of Stockholders on April 13, 2017:

Location:	A. O. Smith Franklin Plant 125 Southeast Parkway Franklin, Tennessee 37064

Directions:	From Nashville International Airport, take TN-255 North to I-40 West and then I-440 West. Turn onto I-65 South and follow it for approximately 15 miles to TN-96 toward Franklin. Turn left onto Mark Hatcher Memorial Parkway and continue until turning right onto Southeast Parkway.

Shareowner Services
P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Please have available the Control Number located at the top of this page, along with the last four digits of your Social Security Number or Tax Identification Number.
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE –www.proxypush.com/aos Use the Internet to vote your proxy until 11:59 p.m. (CDT) on April 11, 2017.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on April 11, 2017.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. Your proxy must be received by April 12, 2017.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Please fold here – Do not separate ò

A. O. SMITH CORPORATION 2017 ANNUAL MEETING

PROXY - COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2, 4, and 5, and for “One Year” with respect to proposal 3.

1.	Election of directors:	01	Gloster B. Current, Jr.	03	Idelle K. Wolf	☐ Vote FOR	☐ Vote WITHHOLD
		02	William P. Greubel	04	Gene C. Wulf	all nominees	from all nominees
						(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by nonbinding advisory vote, the compensation of our named executive officers:					☐ For	☐ Against	☐ Abstain

3.	Proposal to recommend, by nonbinding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers:					☐ One Year ☐ Two Years	☐ Three Years	☐ Abstain

4.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:					☐ For	☐ Against	☐ Abstain

5.	Proposal to approve performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan:					☐ For	☐ Against	☐ Abstain

Directors recommend a vote FOR proposals 1, 2, 4 and 5 and recommend “One Year” with respect to proposal 3.

I plan to attend meeting. ☐

Date
						Signature(s) in Box
						Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

Monday, April 13, 2017

8:00 a.m. Central Daylight Time

A. O. Smith Franklin Plant

125 Southeast Parkway

Franklin, Tennessee

A. O. SMITH CORPORATION

PROXY - COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints AJITA G. RAJENDRA, JOHN J. KITA and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held on April 13, 2017, at 8:00 a.m. Central Daylight Time, at the A. O. Smith Franklin Plant, 125 Southeast Parkway, Franklin, Tennessee, or at any adjournment thereof, and there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2, 4 and 5 and “One Year” with respect to proposal 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Shareowner Services
P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Please have available the Control Number located at the top of this page, along with the last four digits of your Social Security Number or Tax Identification Number.
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE –www.proxypush.com/aos Use the Internet to vote your proxy until 11:59 p.m. (CDT) on April 11, 2017.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on April 11, 2017.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. Your proxy must be received by April 12, 2017.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Please fold here – Do not separate ò

A. O. SMITH CORPORATION 2017 ANNUAL MEETING

PROXY - CLASS A COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2, 4, and 5 and “One Year” with respect to Proposal 3.

1.	Election of directors:	01	Ronald D. Brown	04	Ajita G. Rajendra	☐ Vote FOR	☐ Vote WITHHOLD
		02	Paul W. Jones	05	Bruce M. Smith	all nominees	from all nominees
		03	Ilham Kadri	06	Mark D. Smith	(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by nonbinding advisory vote, the compensation of our named executive officers:					☐ For	☐ Against	☐ Abstain

3.	Proposal to recommend, by nonbinding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers:					☐ One Year ☐ Two Years	☐ Three Years	☐ Abstain

4.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:					☐ For	☐ Against	☐ Abstain

5.	Proposal to approve performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan:					☐ For	☐ Against	☐ Abstain

Directors recommend a vote FOR proposals 1, 2, 4 and 5 and recommend “One Year” with respect to proposal 3.

I plan to attend meeting. ☐

Date
						Signature(s) in Box
						Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

Monday, April 13, 2017

8:00 a.m. Central Daylight Time

A. O. Smith Franklin Plant

125 Southeast Parkway

Franklin, Tennessee

A. O. SMITH CORPORATION

PROXY – CLASS A COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints AJITA G. RAJENDRA, JOHN J. KITA and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held on April 13, 2017, at 8:00 a.m. Central Daylight Time, at the A. O. Smith Franklin Plant, 125 Southeast Parkway, Franklin, Tennessee, or at any adjournment thereof, and there to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2, 4 and 5,

and for “One Year” with respect to proposal 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.